                                                                    EXHIBIT 4(c)

                                   $32,000,000



                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


                                   Dated as of


                                  April 4, 1997


                                      among



                                TRANSMATION, INC.



                                       AND



                     MANUFACTURERS AND TRADERS TRUST COMPANY



                       STATE STREET BANK AND TRUST COMPANY



                                       AND



                MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT

TABLE OF CONTENTS


I.       DEFINITIONS..............................................................................................7
         SECTION 1.01.  Definitions...............................................................................7
                        -----------
         SECTION 1.02.  Accounting Terms/Other Definitional Provisions...........................................17
                        ----------------------------------------------
II.      LOANS...................................................................................................18
         SECTION 2.01.  Revolving Credit Loans...................................................................18
                        ----------------------
         SECTION 2.02.  Revolving Credit Notes...................................................................20
                        ----------------------
         SECTION 2.03.  Interest on Revolving Credit Loans.......................................................20
                        ----------------------------------
         SECTION 2.04.  Term Loans...............................................................................20
                        ----------
         SECTION 2.05.  Term Notes; Grid Schedules...............................................................21
                        --------------------------
         SECTION 2.06.  Interest on the Term Loans...............................................................21
                        --------------------------
         SECTION 2.07.  Interest on Base Rate Loans..............................................................21
                        ---------------------------
         SECTION 2.08.  Interest on Eurodollar Rate Loans........................................................22
                        ---------------------------------
         SECTION 2.09.  Continuation and Conversion of Loans.....................................................22
                        ------------------------------------
         SECTION 2.10.  Prepayment of Loans......................................................................23
                        -------------------
         SECTION 2.11.  Reduction or Termination of the Commitments..............................................24
                        -------------------------------------------
         SECTION 2.12.  Fees.....................................................................................24
                        ----
         SECTION 2.13.  Default Rate of Interest; Late Payment Penalty...........................................24
                        ----------------------------------------------
         SECTION 2.14.  Application of Payments and Computations.................................................25
                        ----------------------------------------
         SECTION 2.15.  Funds; Manner of Payment.................................................................25
                        ------------------------
         SECTION 2.16.  Capital Adequacy.........................................................................25
                        ----------------
         SECTION 2.17.  Inability to Determine Rate..............................................................26
                        ---------------------------
         SECTION 2.18.  Other Events.............................................................................26
                        ------------
         SECTION 2.19.  Change in Legality.......................................................................27
                        ------------------

III.  REPRESENTATIONS AND WARRANTIES.............................................................................28
         SECTION 3.01.  Organization, Corporate Powers, etc......................................................28
                        -----------------------------------
         SECTION 3.02.  Corporate and Governmental Authorization; No Contravention...............................29
                        ----------------------------------------------------------
         SECTION 3.03.  Financial Condition......................................................................29
                        -------------------
         SECTION 3.04.  Taxes....................................................................................30
                        -----
         SECTION 3.05.  Title to Properties......................................................................30
                        -------------------
         SECTION 3.06.  Litigation...............................................................................30
                        ----------
         SECTION 3.07.  Agreements...............................................................................30
                        ----------
         SECTION 3.08.  ERISA....................................................................................31
                        -----
         SECTION 3.10.  Federal Reserve Regulations..............................................................31
                        ---------------------------
         SECTION 3.11.  Subsidiaries.............................................................................31
                        ------------
         SECTION 3.12.  Environmental Matters....................................................................32
                        ---------------------
         SECTION 3.13.  Not an Investment Company................................................................32
                        -------------------------
         SECTION 3.14.  Material Change..........................................................................32
                        ---------------

         SECTION 3.15.  Governmental Approval....................................................................33
                        ---------------------
         SECTION 3.16.  Full Disclosure..........................................................................33
                        ---------------
         SECTION 3.17.  Binding Effect...........................................................................33
                        --------------
         SECTION 3.18.  Trademarks and Licenses, etc.............................................................33
                        ----------------------------
         SECTION 3.19.  Acquisition..............................................................................33
                        -----------

IV.  CONDITIONS OF LENDING.......................................................................................34
         SECTION 4.01.  Closing Date.............................................................................34
                        ------------
         SECTION 4.02.  Each Loan................................................................................38
                        ---------

V.       AFFIRMATIVE COVENANTS...................................................................................38
         SECTION 5.01.  Corporate Existence, Properties, Insurance, etc..........................................39
                        -----------------------------------------------
         SECTION 5.02.  Payment of Indebtedness, Taxes, etc......................................................39
                        -----------------------------------
         SECTION 5.03.  Reporting Requirements...................................................................39
                        ----------------------
         SECTION 5.04.  Access to Premises and Records...........................................................41
                        ------------------------------
         SECTION 5.05.  Notice of Adverse Change.................................................................41
                        ------------------------
         SECTION 5.06.  Notice of Default........................................................................42
                        -----------------
         SECTION 5.07.  ERISA....................................................................................42
                        -----
         SECTION 5.08.  Compliance with Contractual Obligations and Requirements of Law;
                        ----------------------------------------------------------------
                        Applicable Laws..........................................................................42
                        ---------------
         SECTION 5.09.  Subsidiaries.............................................................................42
                        ------------
         SECTION 5.10.  Environmental Laws.......................................................................43
                        ------------------
         SECTION 5.11.  Voting of Subsidiaries' Shares...........................................................43
                        ------------------------------
         SECTION 5.12.  Proceeds of the Loans....................................................................43
                        ---------------------

VI.      NEGATIVE COVENANTS......................................................................................44
         SECTION 6.01.  Debt.....................................................................................44
                        ----
         SECTION 6.02.  Liens....................................................................................44
                        -----
         SECTION 6.03   Leases...................................................................................46
                        ------
         SECTION 6.04.  Guarantees, Etc..........................................................................46
                        ---------------
         SECTION 6.05.  Sale of Notes............................................................................46
                        -------------
         SECTION 6.06.  Investments..............................................................................46
                        -----------
         SECTION 6.07.  Change in Business.......................................................................47
                        ------------------
         SECTION 6.08.  Dividends................................................................................47
                        ---------
         SECTION 6.09.  Subordinated Debt........................................................................48
                        -----------------
         SECTION 6.10.  Accounting Policies and Procedures.......................................................48
                        ----------------------------------
         SECTION 6.11.  Stock of Subsidiaries, Etc...............................................................48
                        --------------------------
         SECTION 6.12.  Transactions with Affiliates.............................................................48
                        ----------------------------
         SECTION 6.13.  Merger or Consolidation or Sales of Assets...............................................48
                        ------------------------------------------

VII.     FINANCIAL COVENANTS.....................................................................................48
         SECTION 7.01.  Capital Expenditures.....................................................................49
                        --------------------
         SECTION 7.02.  Cash Catalog Expenditures................................................................49
                        -------------------------

         SECTION 7.03.  Fiscal Quarterly Losses..................................................................49
                        -----------------------
         SECTION 7.04.  Leverage Ratio...........................................................................49
                        --------------

VIII.    EVENTS OF DEFAULT.......................................................................................50
         SECTION 8.01.  Events of Default........................................................................50
                        -----------------

IX.      MISCELLANEOUS...........................................................................................52
         SECTION 9.01.  Notices..................................................................................52
                        -------
         SECTION 9.02.  Survival of Agreement; Successors and Assigns............................................53
                        ---------------------------------------------
         SECTION 9.03.  Expenses of the Agent and the Banks; Indemnification.....................................54
                        ----------------------------------------------------
         SECTION 9.04.  Applicable Law...........................................................................55
                        --------------
         SECTION 9.05.  Waiver of Rights by the Bank; Waiver of Jury Trial, etc..................................55
                        -------------------------------------------------------
         SECTION 9.06.  Acknowledgments..........................................................................55
                        ---------------
         SECTION 9.07.  Consent to Jurisdiction..................................................................56
                        -----------------------
         SECTION 9.08.  Extension of Maturity....................................................................56
                        ---------------------
         SECTION 9.09.  Amendments and Waivers...................................................................56
                        ----------------------
         SECTION 9.10.  Participations and Assignments...........................................................57
                        ------------------------------
         SECTION 9.11.  Reinstatement; Certain Payments..........................................................57
                        -------------------------------
         SECTION 9.12.  Right of Setoff..........................................................................58
                        ---------------
         SECTION 9.13.  Severability.............................................................................58
                        ------------
         SECTION 9.14.  Counterparts.............................................................................58
                        ------------
         SECTION 9.15.  Entire Agreement; Cumulative Remedies....................................................58
                        -------------------------------------
         SECTION 9.16.  Headings.................................................................................58
                        --------
         SECTION 9.17.  Usury....................................................................................58
                        -----

X.       THE AGENT; RELATIONS AMONG BANKS AND BORROWER...........................................................59
         SECTION 10.01. Appointment, Powers and Immunities of Agent..............................................59
                        -------------------------------------------
         SECTION 10.02. Reliance by Agent........................................................................59
                        -----------------
         SECTION 10.03. Defaults.................................................................................60
                        --------
         SECTION 10.04. Rights of Agent as a Bank................................................................60
                        -------------------------
         SECTION 10.05. Indemnification of Agent.................................................................61
                        ------------------------
         SECTION 10.06. Documents................................................................................61
                        ---------
         SECTION 10.07. Non-Reliance on Agent and Other Banks....................................................61
                        -------------------------------------
         SECTION 10.08. Failure of Agent to Act..................................................................61
                        -----------------------
         SECTION 10.09. Resignation or Removal of Agent..........................................................62
                        -------------------------------
         SECTION 10.10. Amendments Concerning Agency Function....................................................62
                        -------------------------------------
         SECTION 10.11. Liability of Agent.......................................................................62
                        ------------------
         SECTION 10.12. Transfer of Agency Function..............................................................62
                        ---------------------------
         SECTION 10.13. Non-Receipt of Funds by the Agent........................................................62
                        ---------------------------------
         SECTION 10.14. Withholding Taxes........................................................................63
                        -----------------
         SECTION 10.15. Several Obligations and Rights of Banks..................................................63
                        ---------------------------------------
         SECTION 10.16. Pro Rata Treatment of Loans, Etc.........................................................63
                        --------------------------------
         SECTION 10.17. Sharing of Payments Among Banks..........................................................64
                        -------------------------------


SCHEDULE 1.01....................................................................................................66

SCHEDULE 2.01....................................................................................................67
         Notice of Borrowing (or Conversions)....................................................................67

SCHEDULE 2.02....................................................................................................69
         Revolving Credit Note...................................................................................69

SCHEDULE 2.04....................................................................................................72
         Term Note...............................................................................................72

SCHEDULE 3.05....................................................................................................74
         List of Liens...........................................................................................74

SCHEDULE 3.06....................................................................................................75
         List of Litigation......................................................................................75

SCHEDULE 3.II....................................................................................................76
         List of Subsidiaries....................................................................................76

SCHEDULE 3.19....................................................................................................77
         Asset Purchase Agreement................................................................................77

SCHEDULE 3.21....................................................................................................78
         Berk Stock Agreement....................................................................................78

SCHEDULE 4.01(b).................................................................................................79
         U.S. Legal Opinion......................................................................................79

SCHEDULE 4.01 (b-1)..............................................................................................80
         Canadian Legal Opinion..................................................................................80

SCHEDULE 4.01 (f)................................................................................................81
         U.S. Subsidiary Guarantee Agreement.....................................................................81

SCHEDULE 4.01 (f-1)..............................................................................................82
         Foreign Subsidiary Guarantee Agreement..................................................................82

SCHEDULE 4.01(g).................................................................................................83
         Foreign Subsidiary Pledge Agreement.....................................................................83

SCHEDULE 4.01(g-1)...............................................................................................84
         U. S. Subsidiary Pledge Agreement.......................................................................84

SCHEDULE 4.01(h).................................................................................................85
         Borrower Security Agreement.............................................................................85

SCHEDULE 4.01(h-1)...............................................................................................86
         Subsidiary Security Agreement...........................................................................86

SCHEDULE 4.01 (h-2)..............................................................................................87
         Canadian Subsidiary Security Agreement..................................................................87

SCHEDULE 4.01(i).................................................................................................88
         Mortgage and Negative Pledge Agreement..................................................................88

SCHEDULE 4.01(n).................................................................................................89
         Certificate Concerning Acquisition......................................................................89

SCHEDULE 4.01(r).................................................................................................90
         Subordination Agreements................................................................................90

SCHEDULE 4.01 (s)................................................................................................91
         Subsidiary Subordination Agreements.....................................................................91

SCHEDULE 5.03 (e)................................................................................................92
         Form of Certificate of No Default.......................................................................92

SCHEDULE 6.01....................................................................................................93
         List of Debt............................................................................................93

SCHEDULE 6.02....................................................................................................94
         List of Liens...........................................................................................94

SCHEDULE 6.03....................................................................................................95
         List of Leases..........................................................................................95

SCHEDULE 9.10....................................................................................................96
         Form of Assignment by Bank..............................................................................96

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------

         REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of April 4, 1997 (the "Agreement") among TRANSMATION, INC. ("Borrower"), an Ohio corporation with an office and principal place of business at 10 Vantage Point Drive, Rochester, New York 14624 and MANUFACTURERS AND TRADERS TRUST COMPANY (a "Bank"), a New York banking corporation with an office and principal place of business located at One M&T Plaza, Buffalo, New York 14240, STATE STREET BANK AND TRUST COMPANY (a "Bank), a Massachusetts corporation with an office and principal place of business located at 225 Franklin Street, Boston, Massachusetts 02110-2804 and MANUFACTURERS AND TRADERS TRUST COMPANY , as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

         Borrower has requested the Banks to provide it with credit as provided herein and each Bank is willing to provide credit to the Borrower on the terms and the conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing the parties hereto agree to the following:

I.       DEFINITIONS

         SECTION 1.01. DEFINITIONS. As used herein, the terms defined in the preamble shall have the same meaning when used in this Agreement and the following words and terms shall have the following meanings:

         "Acquisition" shall mean the transaction contemplated in the Asset Purchase Agreement, pursuant to which Borrower will purchase the "Assets" and assume the "Assumed Liabilities" (as such terms are defined in the Asset Purchase Agreement) of E.I.L.
Instruments, Inc.

         "Adjusted Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the Eurodollar Rate in effect for such Interest Period and (ii) the Eurodollar Reserves in effect from time to time. For the purposes hereof, "Eurodollar Rate" shall mean, with respect to any Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1 percent) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two business days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if more than one rate is specified in Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate (rounded upwards, if necessary to the next 1/16 of 1%) at which Dollar deposits approximately equal to the principal amount of the proposed Eurodollar Rate Loan and for a duration equal to the applicable proposed Interest Period are offered by the Agent in immediately available funds in an Interbank Market for eurodollars at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period. For purposes hereof, the term "Eurodollar Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the applicable statutory reserve requirements for the Agent (without duplication, but including, without limitation, basic, supplemental, marginal or emergency reserves), from time to time in effect under Regulation D of the Board of Governors of the Federal Reserve System (or any successor) with respect to eurocurrency funding currently referred to as "Eurocurrency liabilities" in Regulation D. It is agreed that for purposes hereof any amount bearing interest at the Eurodollar Rate shall be deemed to constitute a "Eurocurrency liability" as defined in Regulation D and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Agent from time to time under Regulation D. The Eurodollar Reserves shall be adjusted automatically on and as of the effective date of any change in such statutory reserve requirements.

         "Adjusted Funded Debt" shall mean, as of any date, the Funded Debt plus the Subordinated Debt, in each case of the Borrower and its Subsidiaries on a consolidated basis.

         "Adjusted Leverage Ratio" means on any day the ratio of (i) the amount of Adjusted Funded Debt of the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed Fiscal Quarter to (ii) the average EBITDA for the four consecutive Fiscal Quarters ending with the most recently completed Fiscal Quarter.

         "Affiliate" shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Applicable Margin" means the appropriate percentages corresponding to the Adjusted Leverage Ratio in effect as of the most recent Calculation Date as shown below:


----------------------------------------------------------------------------------------------------------------
                                            Revolving Credit Loans                         Term Loans
----------------------------------------------------------------------------------------------------------------
Pricing       Adjusted                   Eurodollar           Base Rate           Eurodollar           Base Rate
Level         Leverage Ratio             Rate Plus            Plus                Rate Plus            Plus
----------------------------------------------------------------------------------------------------------------
I         g.t. 3.5                       2.50%                1.00%               2.75%                1.25%
----------------------------------------------------------------------------------------------------------------
II        g.t. 3.0 & l.t.e. 3.5          2.25%                0.75%               2.50%                1.00%
----------------------------------------------------------------------------------------------------------------
III       g.t. 2.5 & l.t.e. 3.0          2.00%                0.50%               2.25%                0.75%
----------------------------------------------------------------------------------------------------------------
IV        g.t. 2.0 & l.t.e  2.5          1.75%                0.25%               2.00%                0.50%
----------------------------------------------------------------------------------------------------------------
V         g.t. 1.5 & l.t.e  2.0          1.50%                0%                  1.75%                0.25%
----------------------------------------------------------------------------------------------------------------
VI        g.t. 1.0 & l.t.e. 1.5          1.25%                0%                  1.50%                0%
----------------------------------------------------------------------------------------------------------------
VII     l.t.e. 1.0                       1.00%                0%                  1.25%                0%
----------------------------------------------------------------------------------------------------------------


"Applicable Margin" shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the Chief Financial Officer's certificate in accordance with the provisions of SECTION 5.03(e); provided that the initial Applicable Margin shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the first Calculation Date subsequent to March 31, 1998 and, thereafter, the pricing level shall be determined by the then current Adjusted Leverage Ratio; and provided further that if the Borrower fails to provide the Chief Financial Officer's certificate required by SECTION 5.03(e) on or before any Calculation Date subsequent to March 31, 1998, the Applicable Margin shall be based on Pricing Level I from such Calculation Date until such time as an appropriate Chief Financial Officer certificate is provided, whereupon the pricing level shall be determined by the then current Adjusted Leverage Ratio until the next Calculation Date. Except as provided in the preceding sentence, each determination of the Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all existing Loans, as well as any new Loans made thereafter.

         "Applicable Percentage" shall mean for each Bank, the percentage of the total Commitments represented by such Bank's Commitment. Each Bank's Applicable Percentage as of the Closing Date is set forth in the definition of Commitment.

         "Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated March 4, 1997 between Transmation, Inc. and E.I.L. Instruments, Inc., including all schedules and exhibits attached thereto.

         "Balance Shortfall Account" shall mean the account designated by Borrower in writing to the Agent from time to time as Borrower's principal demand deposit account with the Agent.

         "Balance Shortfall Loans" shall have the meaning set forth in SECTION 2.01(c).

         "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary to the nearest whole multiple of one hundredth of one percent) equal to the greater of (a) the Federal Funds Rate in effect on such day plus one half of one percent or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to CLAUSE (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate, respectively.

         "Berk Stock Agreement" means the Stock Registration and Repurchase Agreement dated April 1, 1979 between Borrower and William J. Berk, as amended by the amendment thereto dated April 1, 1990.

         "Borrowing" means Revolving Credit Loans or Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Borrower.

         "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which the Banks are open for business in both New York City and Boston, PROVIDED, HOWEVER, that when used in connection with determining the Eurodollar Rate, the term "Business Day" shall also exclude any day on which the Banks are not open for dealings in Dollar deposits in an Interbank Market.

         "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Borrower.

         "Closing Date" shall have the meaning set forth in SECTION 4.01.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Bank, the obligation of such Bank to make its Revolving Credit Loans in accordance with SECTION 2.01 of this Agreement, up to the aggregate principal amount set forth below, as such amount may be reduced or otherwise modified from time to time:

---------------------------------------------------------------------------------------------------------
                        Banks                                   Commitment          Applicable Percentage
---------------------------------------------------------------------------------------------------------
Manufacturers and Traders Trust                                    $9,031,250               53.125%
Company
---------------------------------------------------------------------------------------------------------
State Street Bank and Trust Company                                 7,968,750               46.875%
---------------------------------------------------------------------------------------------------------
Total                                                             $17,000,000               100.00%
---------------------------------------------------------------------------------------------------------

The Commitments shall be deemed permanently terminated on the Termination Date or such earlier date on which the Commitments shall have been terminated in accordance herewith.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated Net Income" for any period shall mean the net income of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" shall mean the shareholders equity of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, the interest expense of the Borrower and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed or calculable dividend payments on preferred stock, and (v) payments of interest expense in kind.

         "Contractual Obligation" as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Debt" means with respect to any Person: (a) Indebtedness of such Person for borrowed money; (b) Indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business);
(c) unfunded benefit liabilities of such Person under any Plan; (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any lien on property of such Person; and (h) Capitalized Lease Obligations. Debt shall not include operating leases.

         "Default" shall mean any of the events specified in ARTICLE VIII hereof, whether or not any requirement for the giving of notice or the lapse of time or both or any other condition has been satisfied.

         "Dollars" or "$" refers to lawful money of the U.S.

         "EBITDA" for any period shall mean the sum of (i) Consolidated Net Income during such period, plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any federal, state or other income taxes made by the Borrower during such period, (iii) Consolidated Interest Expense during such period and (iv) the Borrower's consolidated depreciation and amortization expense, including amortization of good will, for such period.

         "E.I.L. Business" means the Sales and Service Division of E.I.L. Instruments, Inc.

         "Environmental Laws" shall mean any and all Federal, State, local or municipal laws, rules orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including, without limitation, Hazardous Materials, as now or may hereafter be in effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c),
(m) and (o) of the Code.

         "Eurodollar Rate" and "Eurodollar Reserves" shall have the meaning specified in the definition of "Adjusted Eurodollar Rate".

         "Eurodollar Rate Loan" shall mean a Loan bearing interest in accordance with SECTION 2.08 of this Agreement.

         "Event of Default" shall mean any Event of Default set forth in ARTICLE VIII.

         "Executive Officer" shall mean either the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Secretary, any Vice-President , or the Treasurer of the Borrower and their respective successors, if any, designated by the Board of Directors.

         "Expiration Date" shall mean the final payment date of any Term Loan, whether as stated by its terms or by prepayment or acceleration hereunder.

         "Federal Funds Rate" means for any day the rate per annum equal to the weighted average of the rates in overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day in such transactions as determined by the Agent.

         "Fiscal Quarter" shall mean the three month period ending on each June 30, September 30, December 31 and March 31.

         "Fiscal Year" shall mean the twelve month period beginning April 1 of each year and ending on March 31 of the following year.

         "Funded Debt" shall mean, with respect to any Person, all Debt of such Person which by its terms matures more than one year from the date as of which such Debt is incurred, and any Debt of such Person maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date (whether or not theretofore renewed or extended), including any such Debt renewable or extendable at the option of the obligor under, or payable from the proceeds of other Debt which may be incurred pursuant to, the provisions of any revolving credit agreement or other similar agreement plus the aggregate amount of Guarantees by that Person of all such liabilities of other Persons. For purposes of this definition, the term Debt shall not include Capitalized Lease Obligations.

         "GAAP" means generally accepted accounting principles in the U.S., applied on a consistent basis, as defined in SECTION 1.02.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee" has the meaning set forth in SECTION 6.04.

         "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other laws.

         "Indebtedness" shall include all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, but in any event including liabilities (whether or not they should be so classified upon such balance sheet) secured by any lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed, and all guarantees.

         "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of such term used in
Section 4245 of ERISA.

         "Insolvent" shall mean the condition of Insolvency.

         "Interbank Market" shall mean the London interbank market or the New York interbank market.

         "Interest Payment Date" shall mean (a) as to each Base Rate Loan (i) the first Business Day of each month during the term thereof commencing with the month immediately following the date of such Loan and (ii) the Termination Date or Expiration Date, as the case may be, and (b) as to each Eurodollar Rate Loan the last day of each applicable Interest Period with respect to such Loan and the Termination Date or the Expiration Date, as the case may be. For purposes hereof, the date of a Base Rate Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion to such Loan from another Type of Loan.

         "Interest Period" means, as to any Eurodollar Rate Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no numerically corresponding day, the last day) of the calendar month that is one, two or three months thereafter, as the Borrower may elect; PROVIDED, HOWEVER, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day and (ii) no Interest Period may be selected for any Eurodollar Rate Loan which expires later than the Termination Date or the Expiration Date, as the case may be and (iii) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

         "Loan(s)" shall mean loans by the Banks to the Borrower pursuant to

ARTICLE II hereof and shall refer to Base Rate Loans or Eurodollar Rate Loans, each of which shall be a "Type" of Loan, and to Revolving Credit Loans or Term Loans.

         "Loan Documents" shall mean collectively, the Agreement, the Notes, and the guarantees, stock pledge agreements, security agreements, mortgages, and other agreements or documents referred to in ARTICLE IV hereof and all other documents, certificates and instruments executed in connection therewith.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Banks hereunder or thereunder.

         "Multiemployer Plan" shall mean a Plan which is a Multiemployer Plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received by the Borrower or any Subsidiary in respect of such event including
(i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, the amount of insurance proceeds (or the equivalent in foreign currency), and (iii) in the case of a condemnation or similar event, the amount of condemnation awards and similar payments net of (b) the sum of (i) all fees and out-of-pocket expenses paid or payable by the Borrower and the Subsidiaries to third parties (other than Borrower Affiliates) in connection with such event (which amounts may be reasonably estimated to the extent not then known), (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries during the year that such event occurred or the next succeeding year, and the amount of any reserves established in accordance with GAAP by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the Chief Financial Officer) provided, however, that (x) any excess of estimated fees and expenses under CLAUSE (b)(i) over the actual amounts thereof shall constitute Net Proceeds and be deemed to have been received on the date such excess can be determined and (y) any excess of estimated taxes or contingency reserves under CLAUSE (b)(iii) over the actual amounts of taxes referred to in such clause or contingent liabilities payable shall constitute Net Proceeds and be deemed to have been received at the end of the period referred to in such clause, in the case of taxes, and at the time any such excess portion of the contingency reserve is reversed (and in the amount of such reversal), in the case of contingency reserves.

         "Note(s)" shall mean the Revolving Credit Notes and the Term Notes.

         "Notice of Borrowing" shall have the meaning set forth in SECTION 2.01(c).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title 1 of ERISA or any successor thereto.

         "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean, at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate" shall mean the rate of interest per annum announced from time to time by the Agent as its prime rate in effect at its principal office in Buffalo, New York; each change in the Prime Rate shall be effective on the date such change is announced.

         "Required Banks" shall mean, at any time while no Loans are outstanding, Banks having 100% of the aggregate Commitments and, at any time while Loans are outstanding, Banks holding 100% of the aggregate principal amount of the Loans.

         "Reportable Event" shall mean any of the events described in SECTION 4043(b) of ERISA other than those events as to which the twenty day notice period is waived under Subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

         "Revolving Credit Loan" shall mean a Loan to the Borrower pursuant to
SECTION 2.01.

         "Revolving Credit Note" shall mean a promissory note of the Borrower delivered pursuant to SECTION 2.02.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Senior Indebtedness" shall mean the Notes and all other Debt of the Borrower, whether outstanding on the date hereof or hereafter created or incurred, which has not been approved by the Required Banks in writing as being subordinate and junior to the Loans, and which is permitted hereby.

         "Single Employer Plan" shall mean any plan which is not covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Subordinated Debt or Indebtedness" shall mean, as of any date, all Indebtedness which is subordinated in right of payment, in form and substance satisfactory to the Required Banks, to all Indebtedness of the Borrower to the Banks.

         "Subsidiary" means, with respect to the Borrower, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Borrower.

         "Sweep Agreements" means the Cash Management Services Agreement and the related Addendum, copies of which are attached as SCHEDULE 1.01, between the Borrower and Manufacturers and Traders Trust Company.

         "Term Loan" shall mean a term loan pursuant to SECTION 2.04 hereof.

         "Term Note" shall mean a promissory note of the Borrower delivered pursuant to SECTION 2.05 hereof.

         "Termination Date" shall mean the earlier of January 4, 2001 or the date the Commitments may otherwise be terminated in accordance herewith.

         "Transactions" means the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof, and the consummation of the Acquisition.

         "Type" shall have the meaning specified in definition of "Loan".

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         "U.S." means United States of America.

         SECTION 1.02. ACCOUNTING TERMS/OTHER DEFINITIONAL PROVISIONS. (a) Except as otherwise herein specifically provided, each accounting term used herein shall be interpreted, and all financial statements and certificates and reports as to financial statements required to be delivered to the Banks hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement and of determining the Applicable Margin shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to SECTION 5.03 (or, prior to the delivery of the first financial statements pursuant to SECTION 5.03, consistent with financial statements described in SECTION 3.03(a). GAAP shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Borrower, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Required Banks relating to the determination of generally accepted accounting principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Agent, of independent accountants selected by the Borrower and approved by the Required Banks for the purpose of auditing the periodic financial statements of the Borrower.

         (b) Meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" shall mean "to but excluding". References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. The words "include", "includes" and "including" shall be deemed to be followed by the phase "without limitation". Unless the context otherwise requires (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (b) any reference herein to any Person shall be construed to include such Person's successors.

II.      LOANS

         SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Bank agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and until the earlier of the Termination Date or the date the Commitments shall have been terminated in accordance with the terms hereof, in an aggregate principal amount up to, but not exceeding in the aggregate principal amount at any time outstanding, the amount of its Commitment. Within the foregoing limits, the Borrower may borrow hereunder on or after the date hereof and prior to the Termination Date, repay or reborrow subject to the terms, provisions and limitations set forth herein. After the Termination Date, no amounts repaid may be reborrowed.

         (b) A Borrowing of Revolving Credit Loans made by the Banks on any one day shall be either Base Rate Loans or Eurodollar Rate Loans, provided, that (i) each such Borrowing of Base Rate Loans shall be in an amount not less than $100,000 and in integral multiples of $100,000, (ii) each such Borrowing of Eurodollar Rate Loans shall be in an amount not less than $500,000 and in integral multiples of $250,000 and (iii) no more than six Revolving Credit Loans may be outstanding as Eurodollar Rate Loans at any one time.

         (c) Each Borrowing of Base Rate Loans, other than Balance Shortfall Loans, as defined below, shall be made upon one (1) Business Day's and each Borrowing of Eurodollar Rate Loans shall be made upon one (1) Business Days', prior written, telegraphic or facsimile notice from the Borrower to the Agent. Each such notice (a "Notice of Borrowing") shall be in substantially the form of
SCHEDULE 2.01 hereto and shall specify (i) the requested date of such Borrowing, (ii) the requested Type of Loans, (iii) the requested Interest Period for a Borrowing of Eurodollar Rate Loans, and (iv) the requested amount of such Borrowing. In order for a Notice of Borrowing to be deemed received on a given Business Day, it must be received by the Agent no later than 11:00 A.M. on such Business Day. The first sentence of this PARAGRAPH
(c) notwithstanding, as long as the Sweep Agreements remain in effect, the Banks will make Revolving Credit Loans comprised of Base Rate Loans, without having received any Notice of Borrowing or other notice or request from Borrower for such Loans ("Balance Shortfall Loans"), on each Business Day in the amount, if any, by which, at 9:00 A.M. on such Business Day, (i) the total amount of checks drawn on the Balance Shortfall Account and held by the Agent for payment on such day, plus $100,000, exceeds (ii) the balance of immediately available funds in the Balance Shortfall Account, including the amount of any funds deposited to such account by the Agent pursuant to the Sweep Agreements and SECTION 2.10(e); provided, that, if such amount is not an integral multiple of $100,000, the amount of each Borrowing of Balance Shortfall Loans shall be rounded upwards to the next higher integral multiple of $100,000.

         (d) Upon receipt of a Notice of Borrowing, the Agent shall promptly inform each Bank as to the terms of the Notice of Borrowing and of such Bank's share thereof; and upon determining that a Borrowing of Balance Shortfall Loans is required pursuant to paragraph (c) above, but not later than 11:00 A.M. on the date of such determination, the Agent shall inform each Bank of the amount and category of such Borrowing and of such Bank's share thereof. Each Bank shall make its Applicable Percentage of the requested Borrowing of Revolving Credit Loans available to the Agent by 1:00 P.M. on the date specified in the Notice of Borrowing, in the case of Loans made in response to a Notice of Borrowing, and by 3:00 P.M., in the case of Balance Shortfall Loans, by deposit of immediately available funds at the principal office of the Agent in Rochester, New York or at such other office as the Agent may designate in writing. The amount of the requested Borrowing of Revolving Credit Loans will then be made available to the Borrower by the Agent crediting the Balance Shortfall Account to the extent the amount of such Revolving Credit Loans are made available to the Agent by the Banks.

         (e) No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make Revolving Credit Loans hereunder; however, the failure of any Bank to fulfill its obligations hereunder shall not relieve any other Bank of its obligations hereunder. Unless the Agent has been notified by any Bank prior to the date of any such Borrowing of Revolving Credit Loans that such Bank does not intend to make available to the Agent its portion of the Revolving Credit Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Revolving Credit Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefore, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is received by the Agent at a per annum rate equal (i) from the Borrower at the applicable rate for such Revolving Credit Loan pursuant to the Notice of Borrowing and (ii) from a Bank, at the Federal Funds Rate.

         (f) The Banks shall have no obligation to make Loans during the existence of a Default. Notwithstanding their lack of obligation, the Banks may, in their discretion, choose to lend to the Borrower on such terms and conditions as the Banks may determine, including, without restriction, the determination
(i) to lend on a borrowing base formula, (ii) to collect directly all of the Borrower's accounts receivable and/or (iii) to require periodic collateral reports from the Borrower. This provision shall not in any way limit the rights and remedies of the Banks hereunder upon the occurrence of a Default.

         SECTION 2.02. REVOLVING CREDIT NOTES. The Revolving Credit Loans by each Bank shall be evidenced by a promissory note (a "Revolving Credit Note"), substantially in the form attached hereto as SCHEDULE 2.02, appropriately completed by the Borrower, duly executed and delivered on behalf of the Borrower and payable to the order of the Bank in the principal amount equal to such Bank's Commitment. The date and amount of each Revolving Credit Loan of each Bank, and the date and amount of each payment or prepayment of principal of any such Revolving Credit Loan shall be recorded on the grid schedule annexed to such Bank's Revolving Credit Note and the Borrower authorizes each Bank to make such recordation. Each Revolving Credit Note and grid schedule shall be presumptive evidence of the Revolving Credit Loans evidenced thereby absent manifest error. The aggregate unpaid amount of the Revolving Credit Loans of each Bank, at any time shall be the principal amount owing on such Bank's Revolving Credit Note at such time. The aggregate principal amount outstanding on each Revolving Credit Note shall be payable on the Termination Date. All accrued and unpaid interest on the Revolving Credit Loans shall be payable on each Interest Payment Date and on the Termination Date (if such date is not an Interest Payment Date); PROVIDED, HOWEVER, that if any such day is not a Business Day, such accrued interest, if any, shall be payable on the next succeeding Business Day with additional accrued interest until paid.

         SECTION 2.03. INTEREST ON REVOLVING CREDIT LOANS. Each Revolving Credit Loan shall bear interest in accordance with SECTION 2.07, if it is a Base Rate Loan and SECTION 2.08, if it is a Eurodollar Rate Loan.

         SECTION 2.04. TERM LOANS. (a) On the Closing Date, each Bank agrees to make one or more Term Loans to the Borrower the aggregate principal amount of which equals such Bank's Applicable Percentage of $15,000,000. Each Borrowing of Term Loans may be comprised of either Base Rate Loans or Eurodollar Rate Loans, as the Borrower may elect; provided that each Term Loan shall be in a principal amount of not less than $1,000,000 and in integral multiples of $1,000,000; and provided further that to the extent that the Borrower designates a Borrowing of Term Loans as Base Rate Loans, each Bank's share of such Base Rate Term Loans shall be deemed one Term Loan; and provided further that to the extent that the Borrower elects a Borrowing of Eurodollar Rate Loans with a given Interest Period, each Bank's share of such Borrowing shall be deemed one Term Loan. Once any amount of principal of a Term Loan is prepaid or repaid, such amount may not be reborrowed.

         (b) Each Bank shall make its Applicable Percentage of each Borrowing of Term Loans available to the Agent by 1:00 P.M. on the Closing Date by deposit of immediately available funds at the principal office of the Agent in Rochester, New York. The amount of the requested Term Loans will then be made available to the Borrower by the Agent by crediting the Balance Shortfall Account, to the extent the amount of such Term Loans are made available to the Agent by the Banks. No more than six Term Loans may be outstanding as Eurodollar Rate Loans at any one time.

         SECTION 2.05. TERM NOTES; GRID SCHEDULES. (a) The Term Loans of each Bank shall be evidenced by a promissory note ("Term Note") substantially in the form attached hereto as SCHEDULE 2.05, appropriately completed, payable to the order of such Bank, duly executed and delivered on behalf of the Borrower, and in the principal amount equal to the aggregate principal amount of all Term Loans made by such Bank. The aggregate principal amount outstanding on the Term Notes shall be payable as to principal in twenty-one (21) equal consecutive quarterly installments payable on the first day of each Fiscal Quarter, commencing on January 1, 1998, with a final payment due on January 1, 2003 (the "Expiration Date"). The date and amount of each Term Loan, each applicable interest rate and related Interest Period, and the date and amount of each payment or prepayment of principal of such Term Loan shall be recorded on the grid schedule annexed to such Term Note, and the Borrower authorizes each Bank to make such recordation. Each Term Note and grid schedule shall be presumptive evidence of the Term Loan(s) made by each Bank, absent manifest error.

         (b) All said notations and endorsements on the grid schedules annexed to all Notes shall, in the absence of manifest error, be conclusive as to such notations and endorsements, provided, however, that the failure to make said notation or endorsement with respect to any Loan or payment shall not limit or otherwise affect the obligation of the Borrower under the Agreement or the Notes.

         SECTION 2.06. INTEREST ON THE TERM LOANS. Each Term Loan shall bear interest in accordance with SECTION 2.07, if it is a Base Rate Loan, and SECTION 2.08, if it is a Eurodollar Rate Loan.

         SECTION 2.07. INTEREST ON BASE RATE LOANS. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Loan or Term Loan that is a Base Rate Loan from the Borrowing Date of such Loan, or from the date such Base Rate Loan is converted from a Eurodollar Rate Loan, until the earlier of the date on which such Base Rate Loan is converted to a Eurodollar Rate Loan or the date such principal amount is due and payable, on each Interest Payment Date for such Loan at an interest rate per annum equal to the Base Rate plus the Applicable Margin.

         SECTION 2.08. INTEREST ON EURODOLLAR RATE LOANS. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Loan or Term Loan that is a Eurodollar Rate Loan from the Borrowing Date of such Loan, or from the date such Eurodollar Rate Loan is converted from a Base Rate Loan, until the earlier of the date on which such Eurodollar Rate Loan is converted to a Base Rate Loan or the date such principal amount is due and payable, on each Interest Payment Date for such Loan at an interest rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin.

         SECTION 2.09. CONTINUATION AND CONVERSION OF LOANS. The Borrower shall have the right, at any time on telephone notice, with written confirmation, to the Agent, given prior to 11:00 A.M. on the Business Day prior to such continuation or conversion (i) to continue any Borrowing comprised of Eurodollar Rate Loans or a portion thereof into a subsequent Interest Period, and (ii) to convert any Borrowing or portion thereof into a Borrowing of a different Type, subject to the conditions precedent set forth below. The Agent shall promptly notify the Banks of the contents of each such notice. The conditions precedent are:

                  (a) no Event of Default shall have occurred and be continuing at the time of such continuation or conversion;

                  (b) in the case of a continuation of or conversion of a Borrowing of Revolving Credit Loans, the aggregate principal amount of Loans continued as or converted to Eurodollar Rate Loans shall not be less than $500,000, and in integral multiples of $250,000; and in the case of a continuation of or conversion of a Borrowing of Term Loans, the aggregate principal amount of loans continued or converted shall be not less than the lesser of $1,000,000 or the aggregate principal amount of all Term Loans;

                  (c) each conversion shall be effected by each Bank by applying the proceeds of its new Base Rate Loan or Eurodollar Rate Loan to the Loan (or portion thereof) being converted, and accrued interest on the Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion; and

                  (d) a Eurodollar Rate Loan may be converted to another Type of Loan only on the last day of its Interest Period;

                  (e) each request for a Eurodollar Rate Loan or a continuation thereof shall state an Interest Period for such Loan, and any such request which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month's duration;

                  (f) in the event that the Borrower does not give notice to continue any Eurodollar Rate Loan into a subsequent Interest Period, the Borrower shall be deemed to have requested that such Loan (unless repaid) be converted to a Base Rate Loan at the expiration of the then current Interest Period;

                  (g) no conversion or continuation of the Loans of any Borrowing pursuant to this SECTION 2.09 shall affect the Applicable Percentage of such Loans held by any Bank; and

                  (h) a Borrowing of Term Loans may not be converted to or continued as a Borrowing of Eurodollar Rate Loans if after giving effect thereto (i) the Interest Period therefor would end after a date on which any principal of Term Loans is scheduled to be repaid and (ii) the aggregate principal amount of outstanding Eurodollar Rate Term Loans with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of Term Loans constituting Base Rate Loans would be less than the aggregate principal amount of Term Loans required to be repaid on such scheduled repayment date.

         SECTION 2.10. PREPAYMENT OF LOANS. (a) Subject to the provisions of SECTIONS 2.10(b), 2.15, 2.18 AND 2.19 hereof, the Borrower may, by 11:00 A.M. of the day of prepayment in the case of a Base Rate Loan and on three (3) Business Days' notice to the Agent (which the Agent will promptly transmit to each Bank) in the case of a Eurodollar Rate Loan, prepay the outstanding amount of any Loan in whole or in part; PROVIDED, HOWEVER, that any prepayment of any Eurodollar Rate Loan shall be made on the last day of an Interest Period for such Loan; and PROVIDED, FURTHER, that each partial prepayment of any Loan, other than a partial prepayment made pursuant to PARAGRAPH (e) below, shall be in a principal amount not less than $500,000 and integral multiples thereof, except in the case of a Base Rate Loan or a Term Loan with a balance of less than $500,000 which may be prepaid in full. Each prepayment of a Term Loan shall be permanent.

         (b) Borrower shall be required to prepay the outstanding principal of the Term Loans with 100% of the Net Proceeds received from (i) the sale, transfer or other disposition of all or any part of the assets of the Borrower or any Subsidiary, other than in the ordinary course of business, to the extent that such disposition(s) result in aggregate Net Proceeds of more than $250,000 during any Fiscal Year of Borrower, and (ii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or functionally replace such asset within 270 days after such event. Any such mandatory prepayment shall be made not later than the Business Day next following the day on which such Net Proceeds are received by the Borrower or any Subsidiary and shall be applied pro rata first to the principal amount of all Base Rate Term Loans, and second to the principal amount of all Eurodollar Rate Term Loans, provided, however, that the amount available for prepayment of Eurodollar Rate Term Loans shall be placed in an escrow account with the Agent, which shall be a money market account regularly offered by the Agent, until the last day of the current Interest Period, when it shall be applied to the prepayment.

         (c) The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment or conversion of any Eurodollar Rate Loan required or permitted by any provision of this Agreement, in each case if such Loan is prepaid or converted other than on the last day of an Interest Period for such Loan. The Borrower further agrees to reimburse each Bank on demand for any loss (including lost profit) incurred or to be incurred by it in the reemployment of the funds released by any refusal by the Borrower to accept any requested Eurodollar Rate Loan or any requested continuation thereof or conversion thereto.

         (d) Each prepayment of any Term Loan shall be applied to the installments thereof in the inverse order of maturity and, except for prepayments pursuant to PARAGRAPH (e) below, each prepayment of any Loan shall be accompanied by accrued interest on the amount of such prepayment to the date thereof.

         (e) At 9:00 A.M. on each Business Day, (i) the Agent agrees to deposit in the Balance Shortfall Account funds available to the Borrower at such time pursuant to the Sweep Agreements, to the extent, if any, necessary to cause the balance in such account to equal the total amount of checks drawn on such account and held by the Agent for payment on such day, plus $100,000; and (ii) to the extent, if any, that such available funds exceed the amount required to be so deposited, such available funds shall be applied by the Agent to prepay the principal balance of the outstanding Revolving Credit Loans that are comprised of Base Rate Loans; and (iii) to the extent, if any, that a balance of such available funds remains after the principal of such Revolving Credit Loans has been prepaid entirely, such available fund balance may be invested as provided in the Sweep Agreements.

         SECTION 2.11. REDUCTION OR TERMINATION OF THE COMMITMENTS. The Borrower shall have the right, upon at least two (2) Business Days' prior written or telephonic notice (promptly confirmed in writing) to the Agent (which the Agent will promptly transmit to each Bank), at any time to terminate or from time to time reduce the Commitments without premium or penalty; PROVIDED, HOWEVER, that
(i) the Commitments may not be reduced to the extent that following such reduction the unpaid principal of the Revolving Credit Notes would exceed the Commitments as so reduced, (ii) any acceleration of the Termination Date shall be accompanied by the payment of all commitment fees then accrued hereunder, and (iii) any reduction of the Commitments shall be applied to reduce the Commitment of each Bank according to its Applicable Percentage.

         SECTION 2.12. FEES. The Borrower agrees to pay to the Agent, for the account of each Bank, in consideration of each Bank's Commitment, (a) a commitment fee of 1/4 of 1% per annum, for the period from and including the date of this Agreement to but excluding the date on which its Commitment is entirely terminated, on the average daily unused portion of such Commitment (based on a year of 360 days), payable on the last day of each Fiscal Quarter commencing on June 30, 1997, and (b) a closing fee of $80,000, payable on the Closing Date. In addition, the Borrower agrees to pay to the Agent on the Closing Date, in consideration of its acting as Agent, a fee of $45,000.

         SECTION 2.13. DEFAULT RATE OF INTEREST; LATE PAYMENT PENALTY. During the existence of a Default or an Event of Default, (i) the interest rates applicable to the Loans shall immediately without further action by either Bank be increased to 2% above the rate(s) of interest then in effect on the Loans and
(ii) each Eurodollar Rate Loan shall be deemed converted at the end of the then Interest Period to a Base Rate Loan and be deemed to bear interest at a rate equal to 2% above the Base Rate until paid in full.

         SECTION 2.14. APPLICATION OF PAYMENTS AND COMPUTATIONS. All computations of the Base Rate and Eurodollar Rate and of fees and Default interest charges hereunder shall be made by the Agent on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.

         SECTION 2.15. FUNDS; MANNER OF PAYMENT. Each Loan and each payment and prepayment of principal and interest on the Notes shall be made without set-off or counterclaim against any Bank. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All payments under this Agreement or the Notes shall be made in Dollars and immediately available funds not later than 1:00 P.M. Rochester, New York time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) to the Agent's account designated to each Bank by the Agent and maintained at its office in Rochester, New York, for the account of each Bank. The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to), debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Notes, except for payments made pursuant to
SECTION 2.10(e), specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to SECTION 10.16)). Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds.

         SECTION 2.16. CAPITAL ADEQUACY. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Bank or its holding company could have achieved but for such adoption, change, compliance or directive (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

         SECTION 2.17. INABILITY TO DETERMINE RATE. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Rate Loan, any Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrower) that such rate will not accurately reflect the cost to the Bank of making or funding the principal amount of a Eurodollar Rate Loan during such Interest Period, or that reasonable means do not exist for ascertaining the rate on the Eurodollar Rate Loan as set forth in the definition of "Adjusted Eurodollar Rate" herein, the Bank shall, as soon as practicable thereafter, give written, telegraphic, telephonic or facsimile notice of such determination to the Borrower and the Agent and any pending request by the Borrower for a Eurodollar Rate or for Loan conversion or continuation of a Eurodollar Rate Loan shall be deemed a request for a Base Rate Loan. After such notice shall have been given, and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Rate Loan shall be deemed to be a request for a Base Rate Loan.

         SECTION 2.18. OTHER EVENTS. (a) In the event that any enactment of or change after the date hereof in applicable law, regulation, condition, directive or interpretation thereof (including any request, guideline or policy and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof:

                  (i) subjects any Bank to any tax with respect to the Loans hereunder or changes the basis of taxation of payment to the Bank of principal of or interest on any Loan or any commitment fee hereunder or any other amounts payable hereunder (other than any tax measured by or based upon the overall net income of the Bank or any branch or office thereof, imposed by the U. S. or by any other jurisdiction in which the Bank is qualified to do business or any political subdivision or taxing authority therein); or

                  (ii) imposes, modifies or deems applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of the Bank in connection with payments by the Bank hereunder; or

                  (iii) imposes upon the Bank or any Interbank Market any other condition with respect to any amount paid or payable to or by the Bank pursuant to this Agreement;

and the result of any of the foregoing is to increase the cost to the Bank of making the payment or maintaining its Commitment or its Term Loans or to reduce the amount of the payment receivable by the Bank hereunder or to require the Bank to make the payment on or calculated by reference to the gross amount of the sum received by it pursuant hereto, in each case by an amount which the Bank in its reasonable judgment deems material, then:

(A)      the Bank shall promptly notify the Agent and the Borrower in writing of the happening of such event;

(B)      the Bank shall promptly deliver to the Agent and the Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on the Bank or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

(C)      the Borrower shall pay to the Bank, within 30 days after
                  delivery of the certificate referred to in CLAUSE (B) above, such an amount or amounts as will compensate the Bank for such additional cost, reduction or payment.

Each Bank agrees to designate a different office of the Bank as its lending office for Eurodollar Rate Loans if the designation would avoid or reduce any amount payable by the Borrower to the Bank pursuant to this PARAGRAPH (a); PROVIDED, HOWEVER, that such designation need not be made if it would result in any additional costs, expenses or risks to the Bank that are not reimbursed by the Borrower pursuant hereto or would be in any other respect prejudicial to the Bank. If any Bank makes a demand for compensation pursuant to this PARAGRAPH
(a), the Borrower may at any time, upon at least three Business Days' prior written or telegraphic notice to the Agent and the Bank either (i) repay in full any outstanding Eurodollar Rate Loan together with accrued interest thereon to the date of prepayment or (ii) convert such Loan to a Base Rate Loan, in each case notwithstanding the provisions of SECTIONS 2.09(d) AND 2.10(a). No such repayment or conversion shall affect Borrower's obligation under SECTION 2.10(c).

         (b) Failure on the part of any Bank to demand compensation under PARAGRAPH (a) above on any one occasion shall not constitute a waiver of its right to demand such compensation on any other occasion and failure on the part of a Bank to deliver any certificate in a timely manner shall not in any way reduce any obligations of the Borrower to such Bank under this SECTION 2.18.

         SECTION 2.19. CHANGE IN LEGALITY. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for any Bank) for such Bank to make or maintain any Eurodollar Rate Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Loan, then, by written notice to the Agent and the Borrower by the Bank, the Bank may:

                  (i) declare that such Bank's obligation to make Eurodollar Rate Loans, and its obligation to convert Base Rate Loans into Eurodollar Rate Loans, shall be suspended until such declaration is subsequently withdrawn; and all Eurodollar Rate Loans that would otherwise be made or renewed by such Bank shall be made instead as Base Rate Loans; and the Bank agrees to withdraw any such declaration if and to the extent that the making and/or maintenance by the Bank of its Eurodollar Rate Loans shall cease to be unlawful; and

                  (ii) require that all outstanding Eurodollar Rate Loans made by it be converted to Base Rate Loans, whereupon all such Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in PARAGRAPH (b) below (notwithstanding the provisions of SECTION 2.10) and all payments and repayments that would otherwise have been applied to such Bank's converted Loans shall be applied instead to its Base Rate Loans.

         (b) For purposes of this SECTION 2.19, a notice to the Borrower by any Bank pursuant to PARAGRAPH (a) above shall be effective, if lawful and if any Eurodollar Rate Loan shall then be outstanding, on the last day of then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

         (c) Each Bank agrees to designate a different office as its lending office for Eurodollar Rate Loans if such designation will effect compliance with the law or regulation or interpretation thereof invoking the provisions of this
SECTION 2.19; PROVIDED, HOWEVER, that such designation need not be made if it would result in any additional costs, expenses or risks to the Bank that are not reimbursed by the Borrower pursuant hereto or would be in any other respect prejudicial to the Bank.

III.  REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to the Agent and each Bank that:

         SECTION 3.01. ORGANIZATION, CORPORATE POWERS, ETC. The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, (ii) has the power and authority to own its properties, to consummate the Transactions, including the Acquisition, and to carry on its business as now being conducted and as contemplated after completion of the Acquisition, (iii) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties is such as to require such qualification and (iv) has the corporate power to execute, deliver and perform the Loan Documents.

         SECTION 3.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, and the consummation of the Transactions by the Borrower and its Subsidiaries, as the case may be, hereunder (a) have been duly authorized, (b) will not violate (i) any provision of law or any governmental rule or regulation applicable to the Borrower or any Subsidiary, (ii) any order of any court or other agency of government binding on the Borrower or any Subsidiary or any indenture, agreement, including the Berk Stock Agreement, or other instrument to which the Borrower or any Subsidiary is a party, or by which the Borrower or any Subsidiary or any of their properties are bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement, including the Berk Stock Agreement, or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets other than as contemplated by the Loan Documents. Each person executing the Loan Documents has full authority to execute and deliver same for and on behalf of the Borrower and its Subsidiaries, as the case may be.

         SECTION 3.03. FINANCIAL CONDITION. (a) The Borrower has furnished the Agent and each Bank with consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ending March 31, 1996, audited and certified by Price Waterhouse & Co. LLP, together with Borrower's Quarterly Report on Form 10-Q, for the 9 month period ending December 31, 1996 and Borrower's unaudited statement/balance sheet and the related statements of income and retained earnings for the period ending January 31, 1997. Such financial statements were prepared in conformity with GAAP (except for the unaudited statements as of and for the period ending January 31, 1997, which were prepared consistently with past practices and substantially in conformity with GAAP), and present fairly the consolidated financial condition of Borrower and its Subsidiaries and as of the date of such financial statements and the results of operations for the period covered thereby.

         (b) Neither the Borrower nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material contingent obligation, contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto.

         (c) During the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its or their business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) that was material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1996, nor any agreement to do so, other than the Asset Purchase Agreement and the sale in January, 1997 of land owned by the Borrower on Calkins Road, Monroe County, New York.

         (d) Since December 31, 1996 there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect. There is no obligation or liability, contingent or otherwise, of the Borrower and its Subsidiaries, which is material in amount and which is not, or shall not be, reflected in the foregoing statements (and the related notes thereto) as of said date.

         SECTION 3.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the Federal income tax returns of the Borrower have been discharged or reserved against. The Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except any such taxes that are immaterial in amount or are being contested in good faith with appropriate reserves set aside therefor.

         SECTION 3.05. TITLE TO PROPERTIES. The Borrower and its Subsidiaries have good and marketable title to their respective properties and assets reflected on the balance sheet referred to in SECTION 3.03 hereof, except for such properties and assets as have been disposed of since the date of such balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except as required or permitted by the provisions hereof or as disclosed in SCHEDULE 3.05.

         SECTION 3.06. LITIGATION. (a) Except as disclosed in SCHEDULE 3.06, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any material property of the Borrower or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and (b) neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         SECTION 3.07. AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Borrower nor any of its Subsidiaries is in default in any manner which would have a Material Adverse Effect or materially and adversely affect the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any other agreement or instrument to which it is a party.

         SECTION 3.08. ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in reorganization or Insolvent.

         SECTION 3.09. MORTGAGE. The real property description attached to the mortgage to be executed pursuant to SECTION 4.01(i) correctly describes the real property located at 977 Mt. Read Boulevard, Rochester, New York, which property is owned by the Borrower free and clear of all mortgages, liens and other encumbrances.

         SECTION 3.10. FEDERAL RESERVE REGULATIONS. (a) The Borrower is not engaged principally in, nor does it have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the U.S., as amended to the date hereof). If requested by any Bank, the Borrower will furnish to such Bank a statement on Federal Reserve Form U-1.

         (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

         SECTION 3.11. SUBSIDIARIES. Attached hereto as SCHEDULE 3.11 is a correct and complete list of all the Borrower's Subsidiaries and Affiliates, showing as to each Subsidiary, its name, the jurisdiction of its incorporation and the percentage of such outstanding shares owned by the Borrower and other Subsidiaries, respectively. Each of the Borrower's Subsidiaries and Affiliates is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 3.12. ENVIRONMENTAL MATTERS. To the best knowledge of the Borrower, each of the representations and warranties set forth in PARAGRAPHS (a) THROUGH (e) of this Section is true and correct with respect to each parcel of real property owned or operated by the Borrower and/or its Subsidiaries (the "Properties").

                  (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials.

                  (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair market value of any thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivering to the Borrower or any of its Subsidiaries any such notice.

                  (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location.

                  (e) There are no governmental, administrative actions or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Laws with respect to any of the Properties.

         SECTION 3.13. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

         SECTION 3.14. MATERIAL CHANGE. No material adverse change in the business or operations of the Borrower or any of its Subsidiaries has occurred since the financial statements dated as of December 31, 1996 previously delivered to the Banks.

         SECTION 3.15. GOVERNMENTAL APPROVAL. No registration with or consent or approval of, or other action by, any Federal, state or other governmental authority or regulatory body is required in connection with the execution, delivery and performance of the Loan Documents or the consummation of the Transactions.

         SECTION 3.16. FULL DISCLOSURE. All written information heretofore furnished by the Borrower to the Banks for purposes of or in connection with this Agreement and the Transactions is, and all such information hereafter furnished by the Borrower to the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified. To the best of Borrower's knowledge based on investigation by the Borrower's officers, the Borrower has disclosed to the Banks in writing any and all facts which, in the reasonable judgment of the Borrower, have had or would be reasonably likely to cause a Material Adverse Effect. For the purpose of the preceding sentence, the facts relating to the E.I.L. Business shall, as of the date of this Agreement, be deemed to include only those set forth in the Asset Purchase Agreement.

         SECTION 3.17. BINDING EFFECT. This Agreement and each other Loan Documents to which the Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Borrower and each of its Subsidiaries that is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 3.18. TRADEMARKS AND LICENSES, ETC. The Borrower and its Subsidiaries own or are licensed or otherwise have the right to use, to the best of their knowledge, all of the trademarks, service marks, trade names, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device or product, now employed, or now contemplated to be employed by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person; no claim or litigation regarding any of the foregoing is pending or threatened, and no statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed regarding the foregoing.

         SECTION 3.19. ACQUISITION. SCHEDULE 3.19, which is separate from but delivered by Borrower to the Banks with this Agreement, contains a true and correct copy of the Asset Purchase Agreement and all schedules, exhibits, side letters, and other documents attached to or delivered with or in connection with the Asset Purchase Agreement by either party thereto. The Asset Purchase Agreement is a valid and binding contract with respect to each party thereto and is enforceable against each party in accordance with its terms. Pursuant to the Asset Purchase Agreement, Borrower will purchase all of the assets and assume all of the liabilities to be purchased and assumed thereunder, except for assets and liabilities which are to purchased and assumed by Transmation (Canada), Inc. The Borrower has furnished the Agent and each Bank with consolidated balance sheets and related statements of income and retained earnings of the E.I.L. Business for the fiscal years ending October 31, 1995 and 1996, and a consolidated statement of income and retained earnings of the E.I.L. Business for the fiscal year ending October 31, 1994, in each case audited and certified by Arthur Andersen & Co., together with the unaudited balance sheet and related statements of income and retained earnings for the period ended January 31, 1997. Such financial statements were prepared in conformity with GAAP, (except for the unaudited statements as of and for the period ending January 31, 1997, which were prepared consistently with past practices and substantially in conformity with GAAP), and present fairly the financial condition of the E.I.L. Business as of the respective dates of such financial statements and the results of operations for the periods covered thereby. During the period from January 31, 1997 to and including the date hereof, there has been no development or event or any prospective development or event, which has had or could reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the E.I.L. Business taken as a whole.

         SECTION 3.20. SOLVENCY. Immediately after the consummation of the Acquisition and the Transactions to occur on the date of the initial Borrowing hereunder and immediately following the making of each Loan made on such date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets (tangible and intangible) of the Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their or its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and each of its Subsidiaries will be greater than the amount that will be required to pay the probable liability on their or its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; (c) the Borrower and each of its Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and each of its Subsidiaries, taken together, will not have unreasonably small capital with which to conduct the business in which it is or they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         SECTION 3.21. BERK STOCK AGREEMENT. SCHEDULE 3.21 contains a true and correct copy of the Berk Stock Agreement.

IV.  CONDITIONS OF LENDING

         SECTION 4.01. CLOSING DATE. The obligations of the Banks to make Loans hereunder shall not become effective until the date (the "Closing Date") on which each of the following conditions is satisfied:

         (a) The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         (b) The Agent shall have received favorable written opinions (addressed to the Agent and the Banks and dated the Closing Date) of each of (i) Harter, Secrest and Emery, U.S. counsel for the Borrower, substantially in the form of
SCHEDULE 4.01(b), and (ii) Gowlins, Strathy & Henderson, Canadian counsel to the Borrower, substantially in the form of SCHEDULE 4.01(b-1), and, in the case of each such opinion required by this paragraph, covering such other matters relating to the parties, the Loan Documents or the Acquisition as the Required Lenders shall reasonably request. The Borrower hereby requests each such counsel to deliver such opinions.

         (c) The Agent and each Bank shall have received such documents and certificates as the Agent and each Bank or its respective counsel may reasonably request relating to the organization, existence and (in the case of the Borrower and the Subsidiaries located in the U. S.) good standing of each, the authorization of the Transactions and any other legal matters relating to the Loan Documents or the Transactions, all in form and substance satisfactory to the Agent and each Bank and its respective counsel.

         (d) The Agent shall have received a certificate, dated the Closing Date and signed by the Chief Financial Officer, confirming compliance with the conditions set forth in PARAGRAPHS (a) AND (b) OF SECTION 4.02.

         (e) The Agent shall have received, for its own account and for the account of each Bank, to the extent invoiced, all fees and other amounts due and payable to the Agent and each Bank on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

         (f) The Agent shall have received counterparts of (i) the U.S. Subsidiary Guarantee Agreement, in the form of SCHEDULE 4.01(f), signed on behalf of each U.S. Subsidiary, and (ii) the Foreign Subsidiary Guarantee, in the form of SCHEDULE 4.01(f-l), signed on behalf of each Foreign Subsidiary.

         (g) The Agent shall have received (i) counterparts of the (x) the Foreign Subsidiary Pledge Agreement, in the form of SCHEDULE 4.01(g), signed on behalf of the Borrower, and (y) the U.S. Subsidiary Pledge Agreement signed, in the form of SCHEDULE 4.01(g-1), on behalf of the Borrower, (ii) stock certificates representing all the outstanding shares of capital stock of each Subsidiary owned by or on behalf of the Borrower or any Subsidiary and (iv) stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates.

         (h) The Agent shall have received (i) counterparts of (x) the Borrower Security Agreement, in the form of SCHEDULE 4.01(h), signed on behalf of the Borrower (y) the Subsidiary Security Agreement, in the form of SCHEDULE 4.01 (h-1), signed on behalf of each U.S. Subsidiary and (z) the Canadian Subsidiary Security Agreement, in the form of SCHEDULE 4.01(h-2), signed by Transmation (Canada) Inc. and (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the liens intended to be created under such Security Agreements.

         (i) The Agent shall have received a counterpart of the Mortgage, and of the Negative Pledge Agreement, each in the form of SCHEDULE 4.01(i), signed on behalf of the Borrower.

         (j) The Agent shall have received Uniform Commercial Code (or equivalent) searches, satisfactory to the Banks and their legal counsel, including (i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the Subsidiaries and E.I.L. Instruments, Inc. in the jurisdictions where they do business or have assets, and (ii) copies of the financing statements (or similar documents) disclosed by such searches and evidence that the liens indicated by such financing statements (or similar documents) and not permitted hereunder have been released or terminated.

         (k) The Acquisition shall have been consummated, in all respects in accordance with the terms of the Asset Purchase Agreement, with each party thereto having fulfilled all of the conditions to such party's obligations set forth in Article 8 of the Asset Purchase Agreement, except to the extent that such conditions have not been met or fulfilled with the consent of each Bank.

         (l) The Agent and each Bank shall have been provided, on or prior to the Closing Date, with the opportunity to review all documents exchanged between the parties at the closing under the Asset Purchase Agreement, including all opinions of counsel delivered by each party, and such documents shall be in all material respects consistent with the terms of the Asset Purchase Agreement and shall be reasonably satisfactory to the Banks.

         (m) The Agent and each Bank shall have received a "fairness opinion" with respect to the Acquisition from FURMAN SELZ LLC and an appraisal of the Borrower's equipment from Frank Ronne & Co., in each case reasonably satisfactory to the Banks.

         (n) The Agent and each Bank shall have received a certificate of the Chief Financial Officer, in the form of SCHEDULE 4.01(n), to the effect set forth below, and each of the following shall be true and correct on the date of such certificate:

                  (i) The Acquisition shall have been consummated in all respects in accordance with the terms of the Asset Purchase Agreement, with each party to the Asset Purchase Agreement having fulfilled all of the conditions to such party's obligations set forth in Article 8 of the Asset Purchase Agreement, except to the extent that such conditions have not been met or fulfilled with the consent of each Bank.

                  (ii) The Agent and each Bank shall have been provided on or prior to the Closing Date with an opportunity to review all documents exchanged between the parties at the closing under the Asset Purchase Agreement, including all opinions of counsel delivered by either party, and such documents shall be in all material respects consistent with the terms of the Asset Purchase Agreement and the schedules and exhibits attached thereto, except to the extent approved by the Banks.

                  (iii) Borrower and its Subsidiary, Transmation (Canada), Inc., as the case may be, shall have received all of the assets to be purchased by it pursuant to the Asset Purchase Agreement free and clear of all mortgages, pledges, liens, charges and other encumbrances except for those provided for in the Asset Purchase Agreement.

                  (iv) All representations and warranties of the Borrower contained in the Agreement and any Loan Document made as of and after the Closing Date are true and correct as of the date of such lending after inclusion or reflection, as appropriate, of all assets purchased and liabilities assumed by the Borrower and its Subsidiaries pursuant to the Asset Purchase Agreement.

                  (v) Following is a reconciliation of the Borrower's use of the Borrowings to be made on the date of such lending for the payment of the purchase price payable pursuant to the Asset Purchase Agreement, and application to the cost and expenses of the Acquisition and the Asset Purchase Agreement, and to the payment of Indebtedness as required pursuant to SECTION 4.01 (O).

         (o) Except as permitted under SECTION 6.01, all Indebtedness of the Borrower and its Subsidiaries, including that assumed in the Transactions (other than Indebtedness set forth on SCHEDULE 6.01) and that pursuant to the Revolving Credit Facility Agreement between Manufacturers and Traders Trust Company, dated SEPTEMBER 3, 1994 (which agreement shall be terminated), shall have been repaid in full, and all obligations thereunder and security interests relating thereto shall have been discharged or assigned to the Agent, as Agent for the Banks, and the Agent shall have received satisfactory evidence of such repayment, discharge or assignment.

         (p) The Agent and each Bank shall have received evidence reasonably satisfactory to it that the Borrower has, and has caused each of its Subsidiaries to have, with financially sound and reputable insurance companies, insurance (or, to the extent customary for similar companies engaged in the same or similar businesses, self insurance) in such amounts and against such risks (including fire and other risks insured by extended coverage) as are customarily maintained by similar companies engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

         (q) The Agent and each Bank shall have received copies of the certificate of incorporation of the Borrower and each Subsidiary, and certified resolutions and incumbency certificates for the Borrower and each Subsidiary, related to the execution, delivery and performance by each of the Loan Documents and the consummation of the Transactions.

         (r) The Agent and each Bank shall have received counterparts of Subordination Agreements in the form of SCHEDULE 4.01(r), signed by each of E. Lee Garelick, subordinating an Indebtedness of approximately of $1,756,000, and James N. Wurtz, subordinating an Indebtedness of approximately of $1,344,000.

         (s) The Agent and each Bank shall have received counterparts of Subsidiary Subordination Agreements in the form of SCHEDULE 4.01(s), signed by each Subsidiary and subordinating any Indebtedness now or hereafter owed by Borrower to such Subsidiary.

The Agent shall notify the Borrower and each Bank of the Closing Date and each initial Loan, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the Commitments of the Banks shall terminate unless each of the foregoing conditions is satisfied (or waived by the Required Banks) at or prior to 3:00 P.M., Rochester time, on April 30, 1997.

         SECTION 4.02. EACH LOAN. The obligation of each Bank to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:

         (a) The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Loan.

         (b) At the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.

Each Loan shall be deemed to constitute a representation and warranty by the Borrower on the Borrowing Date thereof as to the matters specified in PARAGRAPHS
(a) AND (b) of this Section.

V.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees with the Banks that, so long as this Agreement shall remain in effect or any of the principal of or interest on the Notes or any fees or other amounts remain unpaid hereunder, it will, and will cause each of their Subsidiaries to:

         SECTION 5.01. CORPORATE EXISTENCE, PROPERTIES, INSURANCE, ETC. Except as permitted in SECTION 5.02, do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and its rights and franchises and comply, in all material respects, with all laws applicable to it. At all times maintain, preserve and protect all franchises, trade names, licenses, patents, trademarks and copyrights and preserve all material property used or useful in the conduct of their business and keep the same in good repair, working order and condition, reasonable wear and tear excluded, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times and at all times keep its insurable proportions adequately insured, except that Borrower shall be permitted to decline to take any or all of such actions with respect to either or both of Transmation Australia Pty. Ltd. and Transmation Singapore Pte. Ltd. as long as it first notifies the Agent and the Banks.

         SECTION 5.02. PAYMENT OF INDEBTEDNESS, TAXES, ETC. (a) Pay all Indebtedness and obligations as and when due and payable and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested; and FURTHER PROVIDED that, subject to the foregoing proviso, the Borrower and its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 5.03. REPORTING REQUIREMENTS. Furnish directly to each of the
Banks:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year of Borrower, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Year and a consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its consolidated Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior Fiscal Year, and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an opinion thereon acceptable to the Required Banks by Price Waterhouse and Co. LLP or other independent accountants of national standing selected by the Borrower;

                  (b) deliver together with the information required in PARAGRAPH (a) above, the same information presented on a consolidating basis prepared by management of the Borrower, except that Borrower shall not be required to deliver statements of cash flows on a consolidating basis;

                  (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a report (which may consist of Borrower's then current Form 10- Q Quarterly Report filed with the
         SEC), which includes a consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and a consolidated and consolidating income statement and consolidated statement of cash flows and changes in stockholders' equity, of the Borrower and its consolidated Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating (as appropriate) figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP and certified by the Chief Financial Officer (subject to year-end adjustments);

                  (d) promptly upon receipt thereof, copies of any reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants;

                  (e) simultaneously with the delivery of the financial statements referred to in CLAUSE (c) above, a certificate of the Chief Financial Officer, in the form of SCHEDULE 5.03(e), (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations of the Adjusted Leverage Ratio and computations demonstrating compliance with the covenants contained in ARTICLE VII, as of the end of the latest Fiscal Quarter covered by such financial statements;

                  (f) promptly after the commencement thereof, notice of each action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, (i) involves a claim in which it appears that the claim or the potential liability exceeds $50,000, (ii) if determined adversely to the Borrower or such Subsidiary, could have a Material Adverse Effect, or (iii) questions the validity of any of the Loan Documents or of any of the Transactions;

                  (g) as soon as possible after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                  (h) promptly upon presentation to Borrower's audit committee, a copy of the management letter prepared by the Borrower's independent auditors in connection with each report delivered pursuant to CLAUSE
         (a) above.

                  (i) as soon as available and in any event within 30 days after the end of each month, a consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such month and a consolidated and consolidating income statement, of the Borrower and its consolidated subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, all in reasonable detail and all prepared in accordance with GAAP and certified by the Chief Financial Officer (subject to year-end adjustments);

                  (j) Upon their becoming available, copies of all regular and periodic reports, if any, and any registration statements and prospectuses, which the Borrower or any of its Subsidiaries shall file with the SEC.

                  (k) Upon their becoming available, copies of all reports, proxy statements and financial statements mailed by the Borrower to its shareholders generally.

                  (l) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower and any of its Subsidiaries as the Required Banks may reasonably request.

         SECTION 5.04. ACCESS TO PREMISES AND RECORDS. Maintain financial records in accordance with GAAP; permit representatives of the Banks to have access to such financial records and the premises of the Borrower and any of its Subsidiaries upon request, and to make such excerpts from such records or to conduct such audits and field examinations as such representatives deem reasonably necessary; and permit representatives of the Banks to have access to the financial records and premises of the Borrower and any of its Subsidiaries, upon request, to audit the Banks' collateral securing the Loans; and the Borrower shall pay the Banks a fee of $2,500 for each such audit, provided that Borrower shall not be required to pay for more than one such audit during any Fiscal Year in which no Default existed.

         SECTION 5.05. NOTICE OF ADVERSE CHANGE. Promptly, but not later than fifteen (15) Business Days after any change or information shall have come to the attention of any Executive Officer notify the Agent, for delivery to the Banks, in writing of (a) any change in the business or the operations which, in the good faith judgment of such Executive Officer, would be reasonably likely to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Banks pursuant to this Agreement, fail, to any material extent, to present fairly the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 5.06. NOTICE OF DEFAULT. Promptly, in the event any Executive Officer knows of any Default or Event of Default, or knows of an event of default under any other agreement, furnish to the Agent, for delivery to the Banks, a written statement as to such occurrence, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

         SECTION 5.07. ERISA. (a) Comply, in all material respects with the provisions of ERISA applicable to any Plan maintained by the Borrower and the Subsidiaries; and (b) as soon as possible and, in any event, within 10 days after the Borrower or any Subsidiary knows any of the following, deliver to the Agent, for delivery to the Banks, a certificate of the Chief Financial Officer setting forth details as to such occurrence and such action, if any, which the Borrower, any Subsidiary or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: (i) that a Reportable Event has occurred or is expected to occur, (ii) that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan,
(iii) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, (iv) that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA, (v) that proceedings may be or have been instituted to terminate a Plan, (vi) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or (vii) that the Borrower, any Subsidiary or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. In addition to any certificates or notices delivered to the Agent pursuant to the preceding sentence, copies of annual reports and any other notices received by the Borrower or any Subsidiary and required to be delivered to the Agent hereunder shall be delivered to the Agent no later than 30 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Borrower or the Subsidiary.

         SECTION 5.08. COMPLIANCE WITH CONTRACTUAL OBLIGATIONS AND REQUIREMENTS OF LAW; APPLICABLE LAWS. Comply, in all material respects, with all Contractual Obligations and requirements of law.

         SECTION 5.09. SUBSIDIARIES. Give the Agent, for delivery to the Banks, prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary or Affiliate not existing on the date hereof, and with such notice, in form satisfactory to the Agent and the Required Banks, (i) a Guarantee executed by such Subsidiary of payment of all Loans, (ii) a pledge of the stock of such Subsidiary and a security agreement covering all of such Subsidiary's asset, each securing all Loans, and (iii) all related documentation required pursuant to each such agreement.

         SECTION 5.10.  ENVIRONMENTAL LAWS.

         (a) Comply with, and insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

         (c) Defend, indemnify and hold harmless the Agent and each Bank and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or non-compliance with any Environmental Laws applicable to the real property owned or operated by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 5.11. VOTING OF SUBSIDIARIES' SHARES. The Borrower will vote the shares of any Subsidiary, and cause any Subsidiary shares to be voted, in a manner which will not violate any of the covenants or restrictions of this Agreement or any other of the Loan Documents.

         SECTION 5.12. PROCEEDS OF THE LOANS. The proceeds of the Term Loans shall be used by the Borrower only to finance the Acquisition, including payment of the Acquisition price and related fees and costs of the Acquisition. The proceeds of the Revolving Credit Loans may be utilized, in a single drawing made on the Closing Date of no more than $12 million, to fund the Acquisition price and related fees and costs; and otherwise the proceeds of Revolving Credit Loans shall be used first to pay Indebtedness as contemplated in SECTION 4.01(i), and thereafter to finance the ongoing working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries; provided, however, that Borrower may not use the proceeds of any Loans to make advances to or investments in any of its Subsidiaries except as permitted pursuant to SECTION 6.06(E).

         SECTION 5.13. MANAGEMENT. Continue to employ Robert G. Klimasewski as the Borrower's President and Chief Executive Officer or Chairman of the Board unless a replacement satisfactory to the Required Banks is appointed within 45 days of the date Mr. Klimasewski ceases to be employed in either such position.

         SECTION 5.14. ACQUISITION DOCUMENTS. Within five days after the Closing Date, Borrower will provide the Agent and each Bank with a set of copies of the documents referred to in SECTION 4.01(l).

VI.      NEGATIVE COVENANTS

         The Borrower covenants and agrees with the Banks that, so long as this Agreement shall remain in effect or any of the principal of or interest on the Notes or any fees or other amounts remain unpaid hereunder, it will not, nor will it permit any Subsidiary to, directly or indirectly:

         SECTION 6.01. DEBT. Create, incur, assume or suffer to exist any Debt, except:

         (a) Debt of the Borrower under this Agreement or the Notes;

         (b) Debt described in SCHEDULE 6.01, but no renewals, extensions or refinancings thereof;

         (c) Subordinated Debt in form and substance satisfactory to the Required Banks;

         (d) Subordinated Debt of the Borrower to any Subsidiary or Debt of any Subsidiary to the Borrower or another Subsidiary;

         (e) Accounts payable to trade creditors for goods or services which are not aged more than 90 days from billing date and current operating liabilities (other than for borrowed money) which are not more than 90 days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

         (f) Debt in respect of letters of credit issued for the account of the Borrower or any such Subsidiary in an aggregate face amount outstanding at any time of up to $250,000;

         (g) Debt incurred in connection with acceptances of the Borrower or any such Subsidiary in an aggregate amount outstanding at any one time of up to $250,000;

         (h) Debt of the Borrower or any such Subsidiary secured by purchase money liens permitted by SECTION 6.02 in an aggregate principal amount at any time up to $250,000;

         (i) Debt incurred to finance the acquisition of motor vehicles used in Borrower's business.

         SECTION 6.02. LIENS. Incur, create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance or restriction of any nature whatsoever (including conditional sales, other title retention agreements or liens on inventory or accounts receivables) on any of their assets now or hereafter owned, other than:

                  (a) liens existing on the date hereof as set forth on SCHEDULE
         6.02 which liens are not to be renewed, extended or refinanced except as set forth on SCHEDULE 6.02;

                  (b) deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds or discharge of lien bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                  (c) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's or mechanic's liens, incurred in good faith in the ordinary course of business and deposits made or bonds filed in the ordinary course of business to obtain the release of such liens;

                  (d) liens for taxes not yet due, or liens for taxes contested as permitted by SECTION 5.02;

                  (e) any other liens granted to the Agent and the Banks; and

                  (f) Purchase money liens on any property hereafter acquired or the assumption of any lien on property existing at the time of such acquisition, or a lien incurred in connection with any conditional sale or other title retention agreement or a Capitalized Lease Obligation, provided that;

                           (i) any property subject to any of the foregoing is
                  acquired by the Borrower or any such Subsidiary in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition;

                           (ii) the obligation secured by any lien so created,
                  assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiary acquiring the same;

                           (iii) each such lien shall attach only to the
                  property so acquired and fixed improvements thereon;

                           (iv) the obligations secured by such Lien are
                  permitted by the provisions of SECTION 6.01 and the related expenditure is permitted under SECTION 7.01.

         SECTION 6.03 LEASES. Create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property except: (a) leases existing on the date of this Agreement, as described in
SCHEDULE 6.03, and any extensions or renewals thereof; (b) leases (other than Capitalized Lease Obligations) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any Fiscal Year of the Borrower in excess of the amount set forth with respect to such Fiscal Year in the table following this paragraph; (c) leases between the Borrower and any such Subsidiary or between any such Subsidiaries; and (d) Capitalized Lease Obligations permitted by SECTION 6.02; and (e) leases for the replacement of existing motor vehicles and office space.


---------------------------------------------------------------------------------------------------
               Fiscal Year Ending March 31                                 Permitted Lease Payments
---------------------------------------------------------------------------------------------------
                           1998                                                    $250,000
---------------------------------------------------------------------------------------------------
                           1999                                                    $500,000
---------------------------------------------------------------------------------------------------
                           2000                                                    $750,000
---------------------------------------------------------------------------------------------------
                           2001                                                   $1,000,000
---------------------------------------------------------------------------------------------------
                           2002                                                   $1,250,000
---------------------------------------------------------------------------------------------------
                           2003                                                   $1,500,000
---------------------------------------------------------------------------------------------------

         SECTION 6.04. GUARANTEES, ETC. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or any agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person ("Guarantee"), or permit any of its Subsidiaries to do so, (i) except Guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) except Guarantees of obligations aggregating not more than 10% of the amount of its tangible net worth from time to time, which Guarantee obligations shall be included in Indebtedness, Debt or Funded Debt, as appropriate, depending on the terms of the guaranteed obligations.

         SECTION 6.05. SALE OF NOTES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other rights to receive payment with or without recourse, except for the purpose of collection in the ordinary course of business.

         SECTION 6.06. INVESTMENTS. Make investments, lend or advance money, purchase or hold beneficially any stock, other securities, or evidences of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person, except:

                  (a) direct obligations of the United States of America or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or

                  (b) time certificates of deposit issued by either Bank or affiliates of either Bank; or

                  (c) commercial paper rated not less than A-1 or P-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; or

                  (d) money market mutual funds having assets in excess of two billion dollars;

                  (e) advances to and/or investments in Subsidiaries who have provided to the Agent and the Banks all documents required pursuant to SECTION 4.01 or SECTION 5.09, as the case may be.

                  (f) advances to or investments in Transmation Australia Pty. Ltd. and Transmation Singapore Pte. Ltd. pursuant to statutory obligations to the Australian and Singapore governments to support the solvency of each such Subsidiary.

                  (g) The Acquisition.

         SECTION 6.07. CHANGE IN BUSINESS. Materially change or alter the nature of its business from the business currently engaged in.

         SECTION 6.08. DIVIDENDS. Declare or pay any cash dividend on its capital stock or make any other distribution with respect to its capital stock (other than distributions in accordance with SECTION 6.13 hereof) or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any share of its capital stock or warrants or options therefor except that: (a) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower; or (b) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.; or (c) Borrower may purchase shares of its capital stock if required pursuant to PARAGRAPH 4 of the Berk Stock Agreement, as long as (i) no Default either exists at the time of such purchase or would be created thereby and (ii) the purchase price is less than the amount by which Consolidated Net Worth as of the last day of the latest Fiscal Quarter prior to the purchase exceeds the Required Post-Redemption Consolidated Net Worth as of such day. For purposes of the preceding sentence, the term "Required Post-Redemption Consolidated Net Worth" shall mean a Consolidated Net Worth of $11,000,000; provided that, beginning with the Fiscal Quarter ending June 30, 1997, such amount shall increase at the end of each Fiscal Quarter by 60% of any Consolidated Net Income shown on the financial statements for such Fiscal Quarter required to be delivered to the Banks pursuant to SECTION 5.03 (c); and the Required Post-Redemption Consolidated Net Worth shall not be reduced even though Consolidated Net Income is less than zero in any Fiscal Quarter.

         SECTION 6.09. SUBORDINATED DEBT. Make any optional prepayment of, or purchase, redeem or otherwise acquire, or amend any provision in respect of the subordination or the terms of payment of any Subordinated Debt, except that such Subordinated Debt may be converted in part or in full to equity.

         SECTION 6.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any material change in the accounting policies and procedures of the Borrower, other than as required by GAAP, including a change in the Borrower's Fiscal Year, without the prior consent of the Required Banks.

         SECTION 6.11. STOCK OF SUBSIDIARIES, ETC. (a) Sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries, or (b) permit any such Subsidiary to issue any additional shares of its capital stock.

         SECTION 6.12. TRANSACTIONS WITH AFFILIATES. Except for the transactions under the Berk Stock Agreement permitted under SECTION 6.08, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         SECTION 6.13. MERGER OR CONSOLIDATION OR SALES OF ASSETS. Borrower will not and will not permit a Subsidiary to, become a party to any merger or consolidation or sell, lease, assign or otherwise dispose of, out of the ordinary course of business, in any Fiscal Year assets having an aggregate value on the books of Borrower and its Subsidiaries of more than $250,000 (except that any Subsidiary may merge into or consolidate with Borrower, so long as the Borrower would be the surviving corporation or with another Subsidiary); provided, however, that in any case, no Default would exist under the covenants contained in this Agreement and the Borrower would be able to issue at least $1.00 of additional Senior Indebtedness.

VII.     FINANCIAL COVENANTS

         So long as this Agreement shall remain in effect or any of the principal or interest on any of the Notes or any fees or other amounts shall remain unpaid, the Borrower agrees that:

         SECTION 7.01. CAPITAL EXPENDITURES. The Borrower shall not make or permit its Subsidiaries to make aggregate Capital Expenditures for the Borrower and its Subsidiaries during any Fiscal Year of the Borrower that exceed the sum of total consolidated depreciation and amortization expense plus consolidated amortization of goodwill for that Fiscal Year, plus $500,000. For purpose of this Section, "Capital Expenditures" means for any period, the amount in Dollars of gross expenditures (including expenditures under Capitalized Lease Obligations) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period.

         SECTION 7.02. CASH CATALOG EXPENDITURES. Borrower shall not make, nor permit its Subsidiaries to make, aggregate Cash Catalog Expenditures during any Fiscal Year that exceed 4% of the consolidated sales of the Borrower and its Subsidiaries for that year. "Cash Catalog Expenditures" for any Fiscal Year means, for purposes of this Section, the aggregate amount incurred in such Fiscal Year by the Borrower and its Subsidiaries for purchases of goods and services associated with catalog operations, production, distribution and processing, regardless of whether any amounts are actually paid during such Fiscal Year.

         SECTION 7.03. FISCAL QUARTERLY LOSSES. Borrower shall not permit Consolidated Net Income before extraordinary items and losses from discontinued operations to be less than zero for two consecutive Fiscal Quarters. Consolidated Net Income shall be measured at each Fiscal Quarter end.

         SECTION 7.04. LEVERAGE RATIO. The Borrower shall maintain an Adjusted Leverage Ratio of not greater than that set forth below at the end of each Fiscal Quarter as indicated:


                  FISCAL QUARTER ENDING                                          MAXIMUM RATIO
                  ---------------------                                          -------------
-----------------------------------------------------------------------------------------------------
                         6/30/97                                                     4.00
-----------------------------------------------------------------------------------------------------
                         9/30/97                                                     3.50
-----------------------------------------------------------------------------------------------------
                         12/31/97                                                    3.25
-----------------------------------------------------------------------------------------------------
                         3/31/98                                                     3.00
-----------------------------------------------------------------------------------------------------
                         6/30/98                                                     3.00
-----------------------------------------------------------------------------------------------------
                         9/30/98                                                     2.75
-----------------------------------------------------------------------------------------------------
                         12/31/98                                                    2.50
-----------------------------------------------------------------------------------------------------
                         3/31/99                                                     2.25
-----------------------------------------------------------------------------------------------------
                         6/30/99                                                     2.00
-----------------------------------------------------------------------------------------------------
                         9/30/99                                                     2.00
-----------------------------------------------------------------------------------------------------
                         12/31/99                                                    2.00
-----------------------------------------------------------------------------------------------------
                  3/31/00 and thereafter                                             1.75

VIII.    EVENTS OF DEFAULT

         SECTION 8.01. Events of Default. In the case of the happening of any of the following events ("Events of Default"):

                  (a) default shall occur (i) in the payment of the principal or interest on any of the Notes or Loans within ten (10) days of when due or (ii) in the payment of any fees or other amounts due hereunder within ten (10) days after such fees or other amounts become due in accordance herewith;

                  (b) any representation or warranty herein or in any of the Loan Documents, in any certificate or report furnished in connection herewith or in any amendment to this Agreement, shall prove to be false or misleading in any material respect when made or given or deemed made or given;

                  (c) default shall be made in respect of any agreements or obligations relating to Debt of the Borrower or its Subsidiaries for borrowed money (other than the Notes), in excess of $50,000 with respect to any individual Debt or $100,000 with respect to all such Debt, if the effect of such default or the result of any action by the obligee is to accelerate the maturity of such Debt or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Debt to become due prior to the stated maturity thereof or which, with the passage of time, the giving of notice or both would constitute an event of default under any agreement, or any such obligation shall not be paid when due after giving effect to any applicable grace period;

                  (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be performed pursuant to
         ARTICLE VI or ARTICLE VII of this Agreement;

                  (e) default shall be made in the due observance or performance of any covenant, condition or agreement to be performed pursuant to this Agreement other than as described in CLAUSES (a) AND (d) above which shall continue unremedied for more than ten (10) days;

                  (f) (i) default shall be made in the observance or performance of any covenant, condition or agreement of the Borrower or any Subsidiary to be performed pursuant to the Loan Documents (other than this Agreement) and not cured within any applicable grace period or
         (ii) any of the Loan Documents (other than this Agreement), shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested or any party thereto shall deny that it has any further liability to the Banks with respect thereto;

                  (g) the Borrower or any of its Subsidiaries other than Transmation Australia Pty. Ltd. or Transmation Singapore Pte. Ltd. shall (i) voluntarily commence any case, proceeding or other action or file any petition seeking relief under Title 11 of the United States Code or any other existing or future Federal domestic or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of any of their property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take corporate action for the purpose of effecting any of the foregoing;

                  (h) an involuntary case, proceeding or other action shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its Subsidiaries or of a substantial part of its or any of their property, under Title 11 of the United States Code or any other existing or future Federal, domestic or foreign bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any Subsidiary or for a substantial part of any of their property, or (iii) the winding-up or liquidation of the Borrower or any Subsidiary;

                  (i) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against any of their assets having an aggregate value of $150,000 or more, which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

                  (j) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $150,000 or more unless either (i) all such judgments or decrees shall have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof or (ii) Borrower shall have reserved for same on Borrower's financial statements and shall actually be contesting same in good faith and by appropriate proceedings;

                  (k) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall be commenced to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or reorganization of, a Multiemployer Plan or
         (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in CLAUSES (i) THROUGH (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operation, property or financial or other condition of the Borrower or any of its Subsidiaries;

then, at any time thereafter during the continuance of any such event, the Agent, acting on the instructions of the Required Banks may, by written notice to the Borrower (i) terminate the Commitments, and/or, (ii) declare the Notes to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding, PROVIDED, HOWEVER, that if an event specified in SECTION 8.01(g) OR (h) hereof shall have occurred, the Commitments shall automatically terminate and the Notes shall immediately become due and payable, and the Agent and each Bank in each instance shall have the right to exercise its rights under the Loan Documents as permitted by law.

IX.      MISCELLANEOUS

         SECTION 9.01. NOTICES. All notices, requests and other communications provided for hereunder shall be in writing and shall be delivered by hand, facsimile, certified mail, overnight courier service, addressed as set forth below, or to such other address as may be hereafter notified by the respective parties hereto. All notices and other communications shall be deemed to have been given on receipt.

(a)      if to the Agent, at

                Manufactures and Traders Trust Company, as Agent
                M&T Place
                255 East Avenue
                P.O. Box 22900
                Rochester, New York 14692
                Attn:   Commercial Banking Division
                        J. Theodore Smith, Vice President
                Fax #: (716) 325-5105

(b)      if to the Banks, at
                Manufacturers and Traders Trust Company
                M&T Place
                255 East Avenue
                P.O. Box 22900
                Rochester, New York 14692
                Attn:   Commercial Banking Division
                        J. Theodore Smith, Vice President
                        Fax: (716) 325-5105

                State Street Bank and Trust Company
                225 Franklin Street
                Boston, Massachusetts 02110-2804
                Attn:   Girard R. Sargent, Vice President
                Fax:    (617) 654-4971

          (c)      If to the Borrower, at

                          10 Vantage Point Drive
                          Rochester, New York 14624
                          Attn:   President
                          Fax:    (716) 352-7788

(d)      as to each such party at such other address as such party
                  shall have designated to the other in a written notice complying as to delivery with the provisions of this SECTION 9.01.

         SECTION 9.02. SURVIVAL OF AGREEMENT; SUCCESSORS AND ASSIGNS. (a) All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Banks of the Loans herein contemplated and the execution and delivery to the Banks of the Notes evidencing such Loans and shall continue in full force and effect so long as the Notes are outstanding and unpaid or the Commitments are outstanding.

         (b) Whenever in this Agreement any of the parties hereto is referred to, (i) such reference shall be deemed to include (i) the successors and assigns of such party; (ii) all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the Agent and the Banks and
(iii) no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement or any of the other Loan Documents. The Banks shall not have any obligation to any Person not a party to this Agreement or other Loan Documents.

         SECTION 9.03. EXPENSES OF THE AGENT AND THE BANKS; INDEMNIFICATION.

         (a) The Borrower will pay all reasonable out-of-pocket costs and expenses incurred by the Agent and the Banks in connection with the preparation, development and execution of the Loan Documents and any amendment, supplement or modification to this Agreement, the Notes and the other Loan Documents, the making of the Loans hereunder, the costs and expenses incurred in connection with the enforcement or preservation of any rights of the Agent and the Banks under this Agreement, the Notes and the other Loan Documents or in connection with the Loans, and such costs and expenses shall include without limitation, fees and disbursements of counsel to the Agent and the Banks; provided that the fees (but not the disbursements) of U.S. counsel for each of the Banks with respect to the preparation, development and execution of the Loan Documents described in ARTICLE IV hereof, and with respect to the Loans to be made on the Closing

Date, shall aggregate $15,000.

         (b) The Borrower agrees to indemnify the Agent and the Banks and their respective directors, officers, employees and agents against, and to hold the Agent and the Banks and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Agent or any Bank or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement or other Loan Documents, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Commitments) and consummation of the Transactions (iv) breach of any representation or warranty or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agent or any Bank or any such person is a party thereto; PROVIDED, HOWEVER, that such indemnity shall not, as to the Agent or any Bank, apply to any such losses, claims, damages, liabilities or related expenses to the extend that they result from the gross negligence or willful misconduct of the Agent or such Bank.

         (c) The Borrower agrees to indemnify, defend and hold harmless the Agent and the Banks and their respective officers, directors, shareholder, agents and employees (collectively, the "Indemnities") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorney's fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the firm) arising from a violation of, or failure to comply with any Environmental Laws and to remove any lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnities may incur or which may be claimed or recorded against any of the Indemnities by any Person.

         (d) The provisions of this SECTION 9.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any of the Loan Documents, or any investigation made by or on behalf of the Agent or any Bank. All amounts due under this SECTION 9.03 shall be payable on written demand therefor.

         SECTION 9.04. APPLICABLE LAW. This Agreement, the Notes and the other Loan Documents (other than those containing a contrary express choice of law) shall be governed and construed by and interpreted in accordance with the laws of the State of New York.

         SECTION 9.05. WAIVER OF RIGHTS BY THE BANK; WAIVER OF JURY TRIAL, ETC.
(a) Neither any failure nor any delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in this Section any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual direct damages. Each party hereto (i) certifies that neither any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or the Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

         (b) THE BORROWER AND THE AGENT AND EACH BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR ACTION IN ANY WAY, INVOLVING OR ARISING, DIRECTLY OR INDIRECTLY, OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         SECTION 9.06. ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

                  (b) neither the Agent nor any Bank has any fiduciary relationship with the Borrower and the relationship between the Agent and the Banks, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists between the Borrower and the Banks or between the Agent and the Banks.

         SECTION 9.07. CONSENT TO JURISDICTION. (a) The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or New York State court sitting in Rochester, New York in any action or proceedings arising out of or relating to any Loan Documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such a court or the fact that such court is an inconvenient forum.

         (b) The Borrower irrevocably and unconditionally consents to the service or process in any such action or proceeding in any of the aforesaid courts by the mailing of copies of such process to it by certified or registered mail at its address specified in SUBSECTION 9.01.

         SECTION 9.08. EXTENSION OF MATURITY. Except as otherwise expressly provided herein, whenever a payment to be made hereunder shall fall due and payable on any day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in computing interest.

         SECTION 9.09. AMENDMENTS AND WAIVERS. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any other Loan Document may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Banks, or by the Borrower and the Agent acting with the consent of the Required Banks and any provision of this Agreement or any of the other Loan Document may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks; PROVIDED that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this SECTION 9.09, (e) amend the definition of the term "Required Banks", (f) release the Banks' lien or security interest with respect to collateral having a fair market value aggregating $250,000 or more or (g) waive any of the conditions precedent set forth in ARTICLE IV hereof and PROVIDED, FURTHER, that any amendment of ARTICLE X hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.10. PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Bank may assign, or sell participations in, all or any part of its Commitment or any Loan to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Bank to the Borrower with a copy to the Agent, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were a Bank hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Loan Documents and all amounts payable by the Borrower under ARTICLE ll shall be determined as if such Bank had not sold such participation. The agreement executed by such Bank with an assignee shall be in the form of
SCHEDULE 9.10; and the agreement executed by such Bank with a participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

         (b) In addition to the assignments and participations permitted under PARAGRAPH (a) above, any Bank may assign and pledge all or any portion of its Loans and Note to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

         SECTION 9.11. REINSTATEMENT; CERTAIN PAYMENTS. If claim is ever made upon a Bank for repayment or recovery of any amount or amounts received by such Bank in payment or on account of any of the obligations under this Agreement, the Bank shall give prompt notice of such claim to the Agent and the Borrower, and if the Bank repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant, then and in such event the Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Borrower notwithstanding the cancellation of the Notes or other instrument evidencing the Borrower's obligations to such Bank under this Agreement or the termination of this Agreement, and the Borrower shall be and remain liable to such Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

         SECTION 9.12. RIGHT OF SETOFF. In addition to any rights and remedies of the Banks provided by law, each Bank is hereby authorized at any time and from time to time as long as an Event of Default exists without prior notice to the Borrower (any such notice being expressly waived by the Borrower) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now and hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note and although such obligations may be in any currency, direct or indirect, absolute or contingent, matured or unmatured. Each Bank agrees to promptly notify the Agent and the Borrower after any such setoff and application made by a Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

         SECTION 9.13. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or in the Notes should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 9.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         SECTION 9.15.  ENTIRE AGREEMENT; CUMULATIVE REMEDIES.

         (a) This Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto as to the subject matter hereof and thereof and supersede any previous agreement, oral or written, as to such subject matter.

         (b) The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.16. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 9.17. USURY. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

         SECTION 9.18. MORTGAGE RECORDING. The Banks and the Agent agree that the mortgage to be delivered pursuant to SECTION 4.01(i) shall not be recorded; but all parties agree that such mortgage may, at the discretion of the Required Banks, be recorded during the existence of a Default and Borrower agrees to pay, on demand by the Agent, all recording fees and mortgage tax in connection with such recording.

X.       THE AGENT; RELATIONS AMONG BANKS AND BORROWER

         SECTION 10.01. APPOINTMENT, POWERS AND IMMUNITIES OF AGENT. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to SECTION 10.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder. The Agent shall have the right, without the consent of any of the Banks, to release the Banks' lien or security interest with respect to collateral having an aggregate fair market value at the time of release of up to $250,000.

         SECTION 10.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

         SECTION 10.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks, but not later than 7 Business Days after the Agent's receipt of such notice (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to
SECTION 10.08) take such action, under this Agreement or any other Loan Document, with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action (as long as the expenses of taking any such action are reasonable in relation to the benefits actually received by the Banks as a result thereof) or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

         SECTION 10.04. RIGHTS OF AGENT AS A BANK. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

         SECTION 10.05. INDEMNIFICATION OF AGENT. Each Bank agrees to indemnify the Agent (to the extent not reimbursed under SECTION 9.03 or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Borrower under SECTION 9.03 or such provisions), ratably in accordance with its Applicable Percentage (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the Transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under SECTION 9.03 or under the applicable provisions of any other Loan Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         SECTION 10.06. DOCUMENTS. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Loan Document to be delivered to the Agent for such Bank.

         SECTION 10.07. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

         SECTION 10.08. FAILURE OF AGENT TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under SECTION 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 10.09. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 30 days written notice thereof to the Banks and the Borrower; and the Agent may be removed at any time with or without cause by the Required Banks, provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this ARTICLE 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 10.10. AMENDMENTS CONCERNING AGENCY FUNCTION. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         SECTION 10.11. LIABILITY OF AGENT. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Loan Document.

         SECTION 10.12. TRANSFER OF AGENCY FUNCTION. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof.

         SECTION 10.13. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

         SECTION 10.14. WITHHOLDING TAXES. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the U.S. or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

         SECTION 10.15. SEVERAL OBLIGATIONS AND RIGHTS OF BANKS. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         SECTION 10.16. PRO RATA TREATMENT OF LOANS, ETC. Except to the extent otherwise provided: (a) each Borrowing under SECTIONS 2.01 OR 2.04 shall be made from the Banks, each reduction or termination of the amount of the Commitments under SECTION 2.11 shall be applied to the Commitments of the Banks, and each payment of a commitment fee or closing fee accruing under SECTION 2.12 shall be made for the account of the Banks, pro rata according to their respective Applicable Percentages; (b) each conversion under SECTION 2.09 of Loans of a particular Type (but not conversions provided for by SECTIONS 2.18 OR 2.19), shall be made pro rata among the Banks holding Loans of such Type according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Loans of a particular Type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such Type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks. Any and all amounts actually received by the Agent pursuant to or in connection with the enforcement of any Loan Document other than this Agreement (whether pursuant to a bankruptcy or insolvency proceeding or otherwise), including the proceeds of any collection, sale, transfer or other disposition of any collateral or any portion thereof, shall be applied and distributed (i) first to the payment of all out of pocket costs and expenses (including attorney's fees and disbursement) incurred by the Agent in accordance with the provisions of this Agreement or by any Bank which shall have notified, with reasonable specificity, the Agent and the other Banks of such costs and expenses, including all amounts against or for which the Agent is to be indemnified or reimbursed hereunder by the Banks; (ii) second, to the Banks pro rata in accordance with the respected unpaid principal amounts of the Loans held by each Bank until all amounts owing in respect of the Loans and this Agreement are paid in full; and (iii) third, the balance, if any to such Person as shall be entitled thereto. Prior to making distributions pursuant to CLAUSES (ii) AND (iii) above, the Agent may retain as a reserve such portion of such amounts as it may reasonably determine is sufficient to cover costs and expenses incurred and to be incurred by the Agent whose amount has not yet been determined. As soon as it determines that any portion of such proceeds are no longer required to be held in such reserve, the Agent shall distribute the same to the Banks as required above. The failure of the Agent to deduct from such proceeds costs and expenses payable pursuant to this paragraph first prior to the disbursement of any such proceeds (x) shall not effect the right of the Agent to be reimbursed therefore by the Borrower and to be indemnified with respect thereto by the Banks and (xx) shall not render the Agent liable to any Bank claiming all or a portion thereof pursuant to CLAUSE (I) above.

         SECTION 10.17. SHARING OF PAYMENTS AMONG BANKS. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including any payment obtained from or charged against any third party and any payment or amount received pursuant to any Loan Document other than this Agreement), it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

         IN WITNESS WHEREOF, the Borrower and the Agent and each Bank have caused this Agreement to be duly executed by their duly authorized officers, all of the day and year first above written.

                                    TRANSMATION, INC.


                                    By: /s/ Robert G. Klimasewski
                                       ----------------------------
Title: President


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY, INDIVIDUALLY AND AS
                                    AGENT



                                    By: /s/ John C. Morsch
                                       ----------------------------
Vice President


                                    STATE STREET BANK AND TRUST
                                    COMPANY


                                    By: /s/ Girard R. Sargent
                                       ----------------------------
                                 Title  Vice President

                               TABLE OF SCHEDULES

* Schedule 1.01              Sweep Agreements
* Schedule 2.01              Notice of Borrowing (or Conversions)
* Schedule 2.02              Revolving Credit Note (Grid Schedule)
* Schedule 2.04              Term Note
* Schedule 3.05              List of Liens
* Schedule 3.06              List of Litigation
* Schedule 3.11              List of Subsidiaries
* Schedule 3.19              Asset Purchase Agreement
* Schedule 3.21              Berk Stock Agreement
* Schedule 4.01(b)           U.S. Legal Opinion
* Schedule 4.01(b-1)         Canadian Legal Opinion
* Schedule 4.01(f)           U.S. Subsidiary Guarantee Agreement
* Schedule 4.01(f-1)         Foreign Subsidiary Guarantee Agreement
* Schedule 4.01(g)           Foreign Subsidiary Pledge Agreement
* Schedule 4.01(g-1)         U.S. Subsidiary Pledge Agreement
* Schedule 4.01(h)           Borrower Security Agreement
* Schedule 4.01(h-1)         Subsidiary Security Agreement
* Schedule 4.01(h-2)         Canadian Subsidiary Security Agreement
* Schedule 4.01(i)           Mortgage and Negative Pledge Agreement
* Schedule 4.01(n)           Certificate Concerning Acquisition
* Schedule 4.01(r)           Subordination Agreements
* Schedule 4.01(s)           Subsidiary Subordination Agreements
* Schedule 5.03(e)           Form of Certificate of No Default
* Schedule 6.01              List of Debt
* Schedule 6.02              List of Liens
* Schedule 6.03              List of Leases
* Schedule 9.10              Form of Bank Assignment

* OMITTED SCHEDULES


UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED SCHEDULES.